SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No. )

Filed by the Registrant X Filed by a Party other than the Registrant Check the appropriate box:

X Preliminary Proxy Statement

- Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

- Definitive Proxy Statement

- Definitive Additional Materials

- Soliciting Materials Pursuant to Section 240.14a-11(c) of Section
    240.14a-12

             Internet Communications Corporation
            (Name of Registrant as Specified In Its Charter)

                       Internet Communications Corporation
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

-   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

- $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

X Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   Common Stock, No Par Value per Share

2) Aggregate number of securities to which transaction applies: 6,313,289 shares

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

Pursuant to the Restasted Agreement and Plan of Merger, dated as of June 5, 1998 (the "Merger Agreement"), among Internet Communications Corporation ("INCC"), Rocky Mountain Internet, Inc. and Internet Acquisition Corporation, the price per share of Common Stock, no par value per share, of INCC (the "Common Shares"), is $6.764. Pursuant to Rule 0-11(c)(1), the filing fee of $12,599 was calculated based on the cash payment required under the Merger Agreement, which is equal to the product of $6.764 per Common Share and 6,313,289 Common Shares outstanding as of July 16, 1998, assuming the exercise or conversion of all existing options, rights and securities which would be exercisable or convertible into Common Shares upon consummation of the Merger.

4) Proposed maximum aggregate value of transaction: $42,706,086

5) Total fee paid: $12,599

- Fee paid previously with preliminary materials.

- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
 2) Form, Schedule or Registration Statement No.:
 3) Filing Party:
 4) Date Filed:

                      INTERNET COMMUNICATIONS CORPORATION
                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                        To approve the Merger of
                       INTERNET ACQUISITION CORPORATION
                              with and into
                       INTERNET COMMUNICATIONS CORPORATION

                  To the Record Holders of Common Stock
                      of Internet Communications Corporation:


NOTICE IS HEREBY GIVEN pursuant to Sections 7-107-105 and 7-111-103 of the Colorado Business Corporation Act (the "CBCA") that on August 10, 1998 a special meeting (the "Meeting") of all shareholders of Internet Communications Corporation, a Colorado corporation (the "Company"), of record on July 7, 1998 (the "Record Date"), will be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, at 10:00 a.m., Denver, Colorado time, to consider (i) adoption and approval of (A) the merger (the "Merger") of Internet Acquisition Corporation, a Colorado corporation (the "Purchaser"), into the Company, pursuant to the terms of that certain Restated Agreement and Plan of Merger by and among the Company, Rocky Mountain Internet, Inc. (the "Parent") and the Purchaser, dated June 5, 1998 (the "Merger Agreement"), and (B) the Merger Agreement; and (ii) such other matters as may properly be brought before the Meeting.

It is anticipated that the Merger will be effected on August 10, 1998 or as soon thereafter as practicable.

Pursuant to a Voting Agreement dated June 5, 1998, the Company's largest shareholder, Interwest Group, Inc. ("Group"), owning beneficially 2,873,568 shares (50.8%) of the Company's common stock, agreed to vote all of its shares of the Company's common stock in favor of the Merger and the Merger Agreement. Consequently, approval of the Merger and the Merger Agreement is assured.

The Board of Directors has fixed the close of business on the Record Date for the determination of shareholders entitled to notice and to vote at the Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date, whether or not they are are entitled to vote, are entitled to notice of the Meeting and only holders of record of Common Shares at the close of business on the Record Date are entitled to vote at the Meeting.

COMMON SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

Pursuant to the terms of the Merger Agreement, each Common Share outstanding immediately prior to the effectiveness of the Merger and held by persons other than the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company will be converted into the right to receive $6.764 in cash (the "Merger Consideration"), payable upon surrender of the certificate formerly evidencing such share, subject to the right of the holder of such share (a "Dissenting Shareholder") to seek an appraisal of the fair value thereof as described in the attached Proxy Statement.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE OFFER AND THE MERGER, CONSIDERED AS A WHOLE, ARE FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY. In arriving at its decision, the Board of Directors considered a number of factors, including the opinion of Daniels & Associates, L.P., the Company's financial advisor, that the consideration to be received in the Merger by the holders of Common Shares is fair, from a financial point of view, to such shareholders.

After the Merger is completed, the Company's shareholders will receive written instructions for exchanging their share certificates. The Company's shareholders should not send in their certificates at this time or with their proxies and should continue to hold their share certificates until they receive such instructions.

Article 113 of the Colorado Business Corporation Act (the "CBCA") provides a procedure by which Dissenting Shareholders who were record holders of Common Shares immediately prior to the effectiveness of the Merger may seek an appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger, together with a fair rate of interest, if any, to be paid thereon. Any Dissenting Shareholder who wishes to exercise this right to an appraisal must do so by making written demand to the Company at the address set forth in the Proxy Statement, which must be received before the taking of the vote on the Merger, and by following certain other procedures set forth in Article 113, Title 7, C.R.S. For purposes of Article 113, Title 7, C.R.S., this Notice of Special Meeting of Shareholders is being mailed on or about July 30, 1998 to record shareholders of the Company on the Record Date.

APPRAISAL DEMANDS WILL NOT BE ACCEPTED UNLESS MADE BY OR ON BEHALF OF PERSONS WHO ARE RECORD HOLDERS OF COMMON SHARES IMMEDIATELY
PRIOR TO THE EFFECTIVENESS OF THE MERGER.

Reference should be made to the section entitled "Dissenters' Rights" in the attached Proxy Statement and to Appendix E thereto (which sets forth the text of Article 113 of the CBCA) for a description of the procedures which must be followed to perfect appraisal rights.

By order of the Board of Directors



John M. Couzens, President
July 30, 1998

                           Internet Communications Corporation
                                     Proxy Statement


This Proxy Statement is being furnished to the shareholders of Internet Communications Corporation, Inc., a Colorado corporation (the "Company"), as of July 7, 1998 (the "Record Date"), in connection with the proposed merger (the "Merger") of Internet Acquisition Corporation, a Colorado corporation (the "Purchaser") and a wholly owned subsidiary of Rocky Mountain Internet, Inc., a Delaware corporation (the "Parent"), with and into the Company pursuant to a Restated Agreement and Plan of Merger, dated as of June 5, 1998 (the "Merger Agreement"), among the Parent, the Purchaser and the Company. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the effective time of the Merger (the "Effective Time") (a) the Company will continue as the surviving corporation (the "Surviving Corporation") and will become a wholly-owned subsidiary of the Parent; and (b) each share of common stock of the Company ("Common Shares") issued and outstanding (other than Common Shares held by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company) will be converted into the right to receive $6.764 (the "Merger Consideration"). A special meeting (the "Meeting") of the shareholders of the Company, of record on the Record Date, will be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, at 10:00 a.m., Denver, Colorado time, on August 10, 1998, to consider approval and adoption of the Merger and the Merger Agreement.

The date of this Proxy Statement is July 30, 1998. This Proxy Statement and the accompanying form of proxy are being furnished by the Company and were first mailed on or about July 30, 1998 to shareholders of the Company as of the close of business on the Record Date.

The Board of Directors of the Company (the "Board" or the "Board of Directors"), by the unanimous vote of all of the Directors of the Company, approved the Merger and determined that the terms of the Merger are fair to and in the best interests of, the shareholders of the Company. Under the Colorado Business Corporation Act (the "CBCA"), the affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Merger. Pursuant to a Voting Agreement dated June 5, 1998, the Company's largest shareholder, Interwest Group, Inc. ("Group"), owning beneficially 2,873,568 shares (50.8%) of the Company's common stock, agreed to vote all of its shares of the Company's common stock in favor of the Merger and the Merger Agreement. Consequently, approval of the Merger and the Merger Agreement is assured.

After the Merger is completed, the Company's shareholders will receive written instructions for exchanging their share certificates. The Company's shareholders should not send in their certificates at this time or with their proxies and should continue to hold their share certificates until they receive such instructions.

Any holder of Common Shares who does not wish to accept the Merger Consideration for his Common Shares has the right under the CBCA to seek an appraisal of and be paid the fair cash value of his Common Shares. Holders of Common Shares seeking such appraisal are referred to herein as "Dissenting Shareholders." To perfect this right of appraisal, a Dissenting Shareholder must make written demand for such appraisal to the Company before the taking of the vote on the Merger. Dissenting Shareholders are urged to carefully review this Proxy Statement and the Appendices hereto in their entirety in considering whether to seek an appraisal pursuant to the CBCA. See "Dissenters' Rights" and Appendix E to this Proxy Statement.

As of the Record Date, there were issued and outstanding 5,595,687 Common Shares. Holders of record of Common Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of shareholders. The Common Shares are traded on the Nasdaq SmallCap Stock Market. As a result of the consummation of the Merger, the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated.

The information contained in this Proxy Statement concerning the Parent and the Purchaser has been furnished to the Company by the Parent, and the Company assumes no responsibility for the accuracy or completeness of such information.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company that are filed electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company should also be available for inspection at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

The Common Shares are currently registered under the Exchange Act. Following the Merger, the Company will become the wholly-owned subsidiary of the Parent, the Common Shares will be exchanged for the Merger Consideration and will be canceled, and there will be no public trading of the Common Shares. Accordingly, registration of the Common Shares will be terminated upon application of the Company to the Commission when the Merger is consummated.

TABLE OF CONTENTS

                                                                            Page

INTRODUCTION
INFORMATION CONCERNING THE COMPANY
INFORMATION CONCERNING THE PARENT AND THE PURCHASER
THE MEETING
BACKGROUND OF THE MERGER
RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER
OPINION OF FINANCIAL ADVISOR
INTEREST OF CERTAIN PERSONS IN THE MERGER
STRUCTURE OF THE MERGER
ACCOUNTING TREATMENT OF THE MERGER
CERTAIN EFFECTS OF THE MERGER
CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER
THE MERGER AGREEMENT
REGULATORY AND OTHER APPROVALS
DISSENTERS' RIGHTS
MARKET PRICES OF AND DIVIDENDS ON STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT
INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDERS' PROPOSALS


APPENDICES:

Appendix A Restated Agreement and Plan of Merger
Appendix B Fairness Opinion of Daniels & Associates, L.P.
Appendix C Form 10-K of the Company for the year ended December 31, 1997 Appendix D Form 10-Q of the Company for the quarter ended March 31, 1998 Appendix E Dissenters Rights

                                      INTRODUCTION

This Proxy Statement is being furnished to the Company's shareholders as of the Record Date in connection with the solicitation of proxies from holders of Common Shares by the Board of Directors of the Company for use at a special meeting of shareholders of the Company to consider the proposed Merger of the Purchaser with and into the Company, pursuant to the Merger Agreement. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the Effective Time (a) the Company will continue as the Surviving Corporation and will become a wholly owned subsidiary of the Parent, and (b) each Common Share issued and outstanding (other than Common Shares held by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company) will be converted into the right to receive the Merger Consideration in cash, without interest.

The Meeting will be held on August 10, 1998, at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111 at 10:00 a.m., Denver, Colorado time.

The purpose of the Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and the Merger, and (ii) such other matters as may properly be brought before the Meeting.

Only holders of record of Common Shares at the close of business on the Record Date are entitled to vote at the Meeting. On such date, there were 5,595,687 Common Shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Meeting. All shareholders of the Company are entitled to notice of the Meeting.

The presence, in person or by proxy, at the Meeting of the holders of one-third of the Common Shares outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the Common Shares outstanding and entitled to vote thereon at the Meeting is required to approve and adopt the Merger Agreement.

The Board of Directors of the Company, by the unanimous vote of all of the Directors of the Company, approved the Merger and determined that the terms of the Merger are fair to and in the best interests of, the shareholders of the Company. Under the CBCA, the affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Merger. Pursuant to a Voting Agreement dated June 5, 1998, the Company's largest shareholder, Group, owning 2,873,568 shares (50.8%) of the Company's common stock, agreed to vote all of its shares of the Company's common stock in favor of the Merger and the Merger Agreement. Consequently, approval of the Merger and the Merger Agreement is assured.

After the Merger is completed, the Company's shareholders will receive written instructions for exchanging their share certificates. The Company's shareholders should not send in their certificates at this time or with their proxies and should continue to hold their share certificates until they receive such instructions.

The Company expects that the Merger will be consummated as promptly as practicable after the Meeting, assuming that the conditions to the Merger set forth in the Merger Agreement have been satisfied. See "The Merger Agreement".

Any Dissenting Shareholder has the right under the CBCA to seek an appraisal of and be paid the fair value of his shares, together with a fair rate of interest, if any, to be paid thereon. In order to perfect such right of appraisal, a Dissenting Shareholder must make a written demand for such appraisal to the Company before the taking of the vote on the Merger. Such demand must be sent to the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111,
Attention: Secretary. See "Dissenters' Rights" and Appendix E to this Proxy Statement.

The accompanying Notice of Special Meeting of Shareholders constitutes the notice to Dissenting Shareholders required by Article 113, Title 7, C.R.S.

Dissenting Shareholders are urged to carefully review this Proxy Statement and the Appendices hereto in their entirety in considering whether to seek an appraisal pursuant to the CBCA. If a Dissenting Shareholder does not perfect appraisal rights with respect to his Common Shares before the taking of the vote on the Merger, such shares will be converted into the right to receive the Merger Consideration at the Effective Time.

As of the Record Date, there were issued and outstanding 5,595,687 Common Shares. Holders of record of Common Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of shareholders.

The Common Shares are traded on the Nasdaq SmallCap Stock Market. As a result of the consummation of the Merger, the registration of the Common Shares under the Exchange Act will be terminated.

INFORMATION CONCERNING THE COMPANY

The Company is a Colorado corporation with its principal executive offices located at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111. The telephone number of such offices is (303) 770-7600.

The Company is a multi-faceted telecommunications and networking company specializing in the design, implementation, maintenance and management of communications systems and networks. With headquarters in metropolitan Denver, the Company has over 5,000 business, government and institutional customers.

Additional information regarding the Company is included in its Annual Report on Form 10-KSB for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, which are attached hereto as Appendices C and D, respectively.


INFORMATION CONCERNING THE PARENT AND THE PURCHASER

The Parent, a Delaware corporation, is a telecommunications company whose objective is to provide a full range of Internet and telecommunications services. The Parent is based in Denver, Colorado. The Parent's common shares trade on the Nasdaq SmallCap Stock Market under the symbol "RMII."

The Purchaser, a Colorado corporation, was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the merger of the Purchaser with and into the Company, and has not conducted any unrelated activities since its formation. All the outstanding capital stock of the Purchaser is owned by the Parent.

The principal executive offices of the Parent and the Purchaser are located at 1099 18th Street, Suite 3000, Denver, Colorado 80202.

THE MEETING

The Meeting will be held at 10:00 a.m., local time, on August 10, 1998, at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, for the purpose of approving and adopting the Merger Agreement, as required under Colorado law.

Only holders of record of Common Shares outstanding at the close of business on the Record Date (July 7, 1998) are entitled to vote at the Meeting.

On the Record Date, there were approximately 142 holders of record of Common Shares, with 5,595,687 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one vote on each matter submitted for shareholder approval.

The presence at the Meeting, in person or by proxy, of the holders of one-third of the outstanding Common Shares will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the issued and outstanding Common Shares. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

At the date of this Proxy Statement, the Board of Directors of the Company do not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Shares executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement in accordance with the recommendation of the Board of Directors of the Company. A holder of Common Shares who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Meeting and voting in person.

In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from their shareholders by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its shareholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record securities of the Company for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

BACKGROUND OF THE MERGER

In November, 1997 the Company engaged Daniels & Associates, L.P. ("Daniels") to solicit investments to fund a new wholesale network engineering services company. The Company did not obtain the necessary investments, and the concept to launch the wholesale network engineering services company was terminated. However, Daniels did identify and present to the Company a buyer interested in acquiring 100% of the common stock of the Company in a share exchange. The Board of Directors of the Company considered the merits of selling the Company in its entirety due to the fact that (i) the Company continued to have less than adequate cash on hand to properly grow the Company, (ii) the $5 million line of credit from its lender, Norwest Bank, N.A. ("Norwest"), was outstanding to the maximum limit and Norwest provided no assurances whatsoever that it would renew the line of credit upon maturity in September, 1998, and (iii) the Company faced a risk of a material liquidity crisis over the short term. The Company's Board of Directors determined that although the merits of entertaining a proposal to sell the common stock of the Company were compelling, the shares in this potential acquiror were not satisfactory consideration. In April, 1998 the Company was approached by two separate potential acquirors interested in acquiring 100% of the common stock of the Company in all cash transactions. The Company engaged in substantive discussions with each of the two parties related to an all cash offer for 100% of the common stock of the Company. The Board of Directors determined in May, 1998 that the discussions with Parent would lead to a transaction which would produce the greatest value to the Company's shareholders. The board of directors informed Parent in May, 1998 that it would entertain a proposal from Parent to purchase the common stock of the Company, provided that Parent obtained a commitment letter from a financial institution evidencing cash financing for a proposed acquisition. Parent provided the Company with a commitment letter for the acquisition financing in June, 1998, and the parties executed the Merger Agreement on June 5, 1998, following approval by the Board of Directors at a meeting on May 31, 1998.


RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER

In light of the Board of Directors' review of the Company's competitive position, the Company's financial history and current status, past and anticipated events in the Company's industry and the prospects for the Company as an independent entity, the Board of Directors determined that it would be in the best interests of the shareholders to approve the Merger Agreement.

In approving the Merger Agreement and the transactions contemplated thereby and recommending that all holders of Shares tender them pursuant to the Offer, the Board of Directors considered a number of factors including:

(i) The Company does not have sufficient cash on hand to participate in its industry's growth. It is unlikely the Company can obtain sufficient capital to grow the business because of the Company's unsatisfacory record of operating losses.

(ii) the recent trend toward consolidation among network integration companies;

(iii) the risks to the Company and its shareholders of remaining independent in view of the Company's highly leveraged position, the capital requirements to compete in the communications industry, the Company's dependence on a geographic concentration in Colorado with a single network operations center, the Company's future capital needs and the Company's ability to compete in an increasingly global marketplace;

(iv) the Merger Agreement conditions the Company's obligations to consummate the Merger on the Company having obtained the opinion of a reputable investment banking firm satisfactory to the Company as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Company's shareholders. A copy of the written opinion of Daniels, which sets forth the procedures followed, matters considered, assumptions made and limitations of the review undertaken by Daniels, is attached hereto as Appendix B. SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY;

(vi) the historical market prices for the Common Shares, including the fact that the proposed purchase price for the Common Shares is in excess of the January 1 to July 15, 1998 Nasdaq SmallCap Stock Market closing prices for the Common Shares;

(vii) the lack of liquidity in the market for the Common Shares and the adverse consequences thereof for the Company and its shareholders;

(viii) the agrement of a beneficial owner of 50.8% of the Common Shares (on a fully diluted basis) to approve the Merger;

(ix) the terms of the Merger Agreement and the transactions contemplated thereby, including, among others, the right of the Company's Board of Directors to accept a proposal from another party and terminate the Merger Agreement, provided that the Parent would be entitled to a fee of $1,050,000 in such event;

(x) the availability of dissenters' rights of appraisal in the Merger;

(xii) the anticipated benefits of the Merger to the Company's employees and the community in which the Company operates;

(xiii) the risk to the Company that the Parent might not consummate the Merger. The Merger Agreement conditions the Parent's obligations to consummate the Merger on a commitment letter from the Parent's lenders in the form delivered to and approved by the Company for $42 million to fund the Merger Consideration being in full force and effect and Douglas H. Hanson, president of Parent, having provided $7,800,000 in debt or equity financing to the Parent. If either condition is not met, the Company is entitled to terminate the Merger Agreement and the Parent must pay to the Company $1,050,000 in cash or, at the Parent's election, that number of shares of the Parent's common stock equal to $1,050,000 divided by the "Fair Market Value" (as defined in the Merger Agreement) of such stock. Based on the foregoing, the Company's board of directors viewed as acceptable the risk that the Parent might not consummate the Merger; and

(xiv) the risk that the Common Stock could be delisted from NASDAQ, as it no longer meets NASDAQ's requirements for continued listing. Shortly after execution of the Merger Agreement, the Company received an inquiry from NASDAQ regarding compliance with listing requirements. NASDAQ has given the Company an extension until September 15 __ to complete the Merger or demonstrate compliance with the listing requirments or be delisted. Delisting of the Common Stock from NASDAQ could have an adverse effect on the stock price.

The Board of Directors did not assign relative weights to the above factors or determine that any factor was of specific importance relative to any other factor. Rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to and considered by it.

From the standpoint of the Parent and the Purchaser, the purposes of the Merger are to enable the Parent to acquire control of the Company and the entire common equity interest in the Company; diversify its telecommunications products and services offering; expand its geographical presence; increase its network size and sophistication; broaden its customer base and enhance its management team. The Parent regards the acquisition of the Company as an attractive opportunity to acquire a significant and well-established business. The Parent believes the increased scale of the combined businesses will enable the Parent to compete more effectively in the telecommunications business both domestically and internationally. The business of the Parent and the Company operate in similar markets and geographies and the Merger is expected to provide considerable synergies and enhance performance.


OPINION OF FINANCIAL ADVISOR

On November 26, 1997, the Company entered into an agreement engaging Daniels to act as the Company's exclusive representative for the purpose of identifying and seeking out prospective purchasers interested in entering into a transaction with the Company (the "Engagement Agreement"). On July 7, 1998, the Company entered into a separate agreement with Daniels (the "July Agreement") thereby engaging Daniels to render an opinion to the Board of Directors of the Company as to the fairness of the proposed Merger to the stockholders of the Company, from a financial point of view, based on the Merger Consideration being offered. No limitations have been imposed by the Company's Board upon Daniels regarding the investigation to be made or the procedures to be followed by Daniels in fulfilling its review of the Merger.

THE FULL TEXT OF DANIELS' OPINION CONCERNING THE PROPOSED MERGER IS ATTACHED HERETO AS APPENDIX B TO THIS PROXY STATEMENT AND IS
INCORPORATED HEREIN BY REFERENCE.  DANIELS' OPINION SETS FORTH A

DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. HOLDERS OF THE COMPANY'S STOCK ARE URGED TO READ THE OPINION IN ITS ENTIRETY. DANIELS' OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE UPCOMING MEETING. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

In rendering its opinion, Daniels, among other things, reviewed the following:

    (1) Reviewed the following agreements relating to the proposed Merger: (a) the Merger Agreement, and related schedules thereto, (b) the Voting Agreement between Interwest Group, Inc. and RMI, dated June 5, 1998, and (c) the Commitment Letter from ING Barings, et al., to RMI, dated June 5, 1998, and the attached Summary Term Sheet, and certain amendment letters to the Commitment Letter, dated June 19, 1998 and June 24, 1998;

    (2) Reviewed a draft of the Proxy Statement of INCC; dated July 14, 1998;

    (3) Reviewed the following agreements and documents dated prior to the date of the Merger Agreement: (a) Convertible Promissory Note granted to Anschutz Company by INCC, dated March 20, 1998, (b) Employment Agreement between RMI and John Couzens, dated June 3, 1998, (c) certain letters and attached exhibits from various prospective purchasers, and (d) Research Report on INCC prepared by Neidiger Tucker Bruner, Inc., dated May 27, 1998;

    (4) Reviewed the annual report on Form 10-KSB for the fiscal year ended December 31, 1997, the Form 10-Q report dated March 31, 1998, and the Form 8-K report, dated June 10, 1998, all as filed with the Securities and Exchange Commission, as well as unaudited financial statements for the months of April and May of 1998 as prepared by management of INCC;

    (5) Reviewed INCC's budget for the nine months ended December 31, 1998;

    (6) Conducted discussions with certain members of senior management of both INCC and RMI regarding the business and prospects of the respective companies;

    (7) Reviewed minutes of meetings of the Board of Directors of INCC which took place on May 31, 1998, March 31, 1997, September 23, 1997, March 15, 1998 and March 25, 1998, as well as minutes of an Executive Committee meeting which took place on November 21, 1997.

    (8) Compared the results of operations of INCC with those of certain companies which Daniels deemed to be reasonably similar to INCC;

    (9) Compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the terms of certain other acquisitions which Daniels deemed to be relevant;

    (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Daniels deemed necessary for purposes of its opinion.

Daniels is a leading investment banking and brokerage firm specializing in communications businesses. Daniels is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, private placements, and valuations for corporate, estate and other purposes. On the basis of the expertise and experience of Daniels in the communications industry, the Company selected Daniels to analyze whether the Merger Consideration being offered to the Company's stockholders pursuant to the terms of the Merger Agreement is fair from a financial point of view to such stockholders.

Pursuant to the terms of the July Agreement, upon the closing of the merger, Daniels will earn the right to receive cash compensation totalling $700,000. The Company has also agreed to indemnify Daniels and its partners, employees, agents, affiliates and controlling persons against certain expenses and liabilities in connection with its services rendered pursuant to both the Engagement Agreement and the July Agreement. Daniels does not believe that its right to receive the above monies and indemnity in any way prevents it from rendering an impartial opinion on the fairness of the Merger, from a financial point of view, to the shareholders of the Company.


INTEREST OF CERTAIN PERSONS IN THE MERGER

Certain existing and former members of the Company's management and Board (as well as other employees of the Company) have certain interests that are described below that may present them with actual or potential conflicts of interest in connection with the Merger.

Stock Options and Warrants

Pursuant to the Merger Agreement, the Company agreed to use its best efforts to cause all outstanding options and warrants to purchase Common Shares to be converted by the Merger into the right to receive for each Common Share covered thereby a cash amount equal to the excess of the Merger Consideration over the option or warrant exercise price. All options that are currently not vested will become vested on consummation of the Merger. The executive officers and directors of the Company will receive net amounts in settlement of such options as follows:

NAME/TITLE                            VALUE OF OPTIONS
                                      VESTED AS A RESULT  NUMBER OF OPTIONS
                                      OF THE MERGER       VESTED AS A RESULT
                                                          OF THE MERGER
John M. Couzens, President and
  CEO                                 $ 50,560            40,000
Timothy Kershisnik, CFO               $ 34,065            22,500
Timothy Griffin, Vice President
  of Sales and Marketing              $ 44,100            25,000
Mary Beth Loesch, Vice President
  of Operations                       $155,700            75,000
Peter A. Guglielimi, Director         $  2,146             3,333
William J. Maxwell, Director          $  4,630             3,333


In addition, Group will receive $67,200 in settlement of its warrants to purchase 63,158 Common Shares.

Couzens Agreement. The Purchaser entered into a letter agreement (the "Couzens Agreement") with John M. Couzens, President of the Company, to serve as President and Chief Operating Officer of the Parent and the Company and as a director. The Couzens Agreement provides for an annual base salary of $150,000 and a grant of an option to acquire 200,000 shares of the Parent's common stock with an exercise price of $9.125. The closing price of the Parent's common stock on July 15, 1998 was $14.75. The Couzens Agreement also provides that if Mr. Couzens is terminated within the first year of his employment, he will receive a severance payment of one year's salary, subject to non-competition and other restraints.

Voting Agreement. Group agreed to vote all the voting securities of the Company owned by it (A) in favor of the Merger and adoption of the Merger Agreement, (B) against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement, at any meeting of shareholders of the Company and any adjournment or adjournments thereof and (C) except with the Parent's approval, against any amendment to the articles of incorporation or bylaws of the Company.

Directors' and Officers' Indemnification. Pursuant to the Merger Agreement, for a period of six years after the Effective Date, the Surviving Corporation must cause to be maintained in effect (i) the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the articles of incorporation and by-laws of the Company and (ii) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Date.

Anschutz Note. In March 1998 the Company borrowed $1,600,000 from Anschutz Company, an affiliate of Group, and issued to Anschutz Company a Convertible Promissory Note dated March 20, 1998 in the original principal amount of $1,600,000 and due March 19, 1999 (the "Anschutz Note"). As permitted by the Merger Agreement, the Company has amended the Anschutz Note to provide that (i) if the Parent shall have obtained debt financing at or before the

Effective Time in the aggregate principal amount greater than $50,000,000, then such note shall be due at the Effective Time and (ii) if the Parent shall have obtained debt financing in the aggregate principal amount greater than $50,000,000 after the Effective Time but before March 19, 1999, then such note shall be due on closing of such financing. Messrs. Slater, Liebhaber and Ortiz are affiliates of Group and Anschutz Company. It is a condition to closing under the Merger Agreement that if the Parent shall have obtained debt financing at or before the closing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then the Anschutz Note must have been paid in full.


STRUCTURE OF THE MERGER

In the Merger, each outstanding Common Share not held, directly or indirectly, by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company, will be converted into the right to receive the Merger Consideration in cash, without interest. Each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time will be converted into and become one Common Share of the Company in the Merger. The Company will thereupon become a wholly-owned subsidiary of the Parent and the Parent will own the entire common equity interest in the Company.

The acquisition of the Common Shares is structured as a cash merger, with the Company as the Surviving Corporation, to ensure that the Parent will acquire all outstanding Common Shares from all public holders thereof without materially disrupting the Company's operations.


ACCOUNTING TREATMENT OF THE MERGER

The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.


CERTAIN EFFECTS OF THE MERGER

If the Merger is consummated, holders of Common Shares will not have an opportunity to continue their common equity interest in the Company as an ongoing operation and therefore will not have the opportunity to share in its future earnings and potential growth, if any.


CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER

The following is a summary of the principal federal income tax consequences of the Merger to holders of Common Shares and options or warrants to acquire Common Shares. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations ("Regulations") and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively.

This discussion of tax consequences is for general information only. This discussion assumes that the Common Shares, options and warrants are held for investment as a capital asset. The tax consequences to a particular holder of such assets will depend on the holder's particular facts and circumstances, and this discussion may not apply to particular categories of holders subject to special treatment under the Code; for example (but not limited to), foreign persons, retirement plans, regulated investment companies, holders of Section 1202 small business stock, holders of compensatory stock, options or warrants, and dealers in securities. This summary does not discuss any aspects of state, local, foreign or other tax laws. The discussion assumes that the Company is not a collapsible corporation under section 341 of the Code. This discussion of tax consequences does not address the tax consequences likely applicable to foreign holders of Common Shares, options or warrants, and such holders should consult their own tax advisors regarding the potential applicability of withholding taxes to receipt of Merger Consideration. Further, in order to avoid withholding taxes, even a non-foreign holder of Common Shares may be required to demonstrate that such holder of Common Shares is an exempt recipient under applicable withholding provisions of the Code and Regulations. Tax Consequences Applicable to Holders of Common Shares.

The receipt of cash in payment for the value of Common Shares (whether received as Merger Consideration or as a result of an appraisal demand) generally will be a taxable sale for federal income tax purposes. In general, a holder of Common Shares will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received for the value of the Common Shares and the holder's adjusted tax basis in such Common Shares. In general, a holder's "adjusted tax basis" is the cost expended to purchase such Common Shares, although there are numerous special circumstances that result in the application of special rules for determining adjusted tax basis (e.g. a carryover basis in the case of certain stock acquisitions, a stepped up basis to date of death fair market value in the case of certain stock acquired through a taxable estate, and inclusion of taxable compensation value in the case of stock acquired as compensation).

Provided the Common Shares constitute capital assets in the hands of the holder thereof, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, on the date of the sale pursuant to the Merger, the Common Shares were held for more than one year (assuming that the President signs the Internal Revenue Service Restructuring and Reform Bill of 1998 as he has indicated that he will). Long-term capital gain realized by individuals, estates or trusts with respect to Common Shares is generally taxed at a maximum federal income tax rate of 20%, except that the maximum federal income tax rate is 10% with respect to income that would otherwise be in the 15% marginal federal income tax bracket. State and local taxes are in addition to the federal income tax, and often do not provide any special tax rates for long-term capital gains. If a shareholder realizes a long-term capital loss on the sale of the Common Shares, the deduction of the capital loss may be limited under the Code. For example, the deduction of long-term capital losses for individuals is generally limited to the amount of the capital gains generated during the tax year plus $3,000.

Tax Consequences Applicable to Holders of Options and Warrants.

In general, pursuant to separate communications made by the Company to holders of outstanding options and warrants, these holders may either: (i) convert the option or warrant into Common Shares in advance of the Merger, and then will be treated in the same manner as other holders of Common Shares in the Merger, (ii) receive a cash payment upon or after closing of the Merger, whether in connection with a conversion of the option or warrant or in consideration of cancellation of the option or warrant, equal to the excess of the Merger Consideration attributable to the Common Shares underlying the option or warrant over the option or warrant exercise price, or (iii) retain the option or warrant, which in many cases will result in expiration of the option or warrant. If the option or warrant is converted into Common Shares in advance of the Merger, the tax consequences of the Merger with respect to the Common Shares generally would be as outlined above, with the acknowledgment that the holder of such Common Shares would not have a holding period longer than one year and any resulting gain or loss would therefore be a short-term gain or loss. If the option or warrant is terminated or converted into a right to receive cash, then the holder of such option or warrant is likely to be taxable on the difference between the amount of the cash received and the adjusted tax basis of the holder in the option or warrant, if any. The character of the gain would depend on the facts and circumstances of the acquisition of the option or warrant.

However, the foregoing discussion does not necessarily address the special tax treatment applicable to holders of certain warrants and options issued to employees as compensation. In the case of nonqualified options issued as compensation, the exercise of such options in advance of the Merger will trigger compensation income, subject to wage withholding, equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. The adjusted tax basis in the Common Shares received as a result of the exercise of the option is generally equal to the exercise price plus the amount of compensation reported as taxable income on the exercise. The receipt of cash upon conversion or termination of the option will also constitute compensation income, subject to wage withholding.

In the case of holders of incentive stock options, the exercise of the incentive stock option will not immediately result in any recognition of taxable income. However, the receipt of the Merger Consideration will result in a "disqualifying disposition" of the stock received on exercise of the incentive stock option. Accordingly, the net amount realized with respect to the incentive stock option will generally be treated as compensation income to the extent of the excess of the fair market value of the stock on the date the incentive stock option was exercised (or, if less, the Merger Consideration) over the exercise price. The compensation income is not subject to withholding. Any net amount realized in excess of the compensation amount will be taxed as short-term capital gain.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL THE POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, HOLDERS OF COMMON SHARES, OPTIONS AND WARRANTS ARE URGED AND EXPECTED TO CONSULT

THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM UNDER FEDERAL, STATE, LOCAL OR OTHER TAX LAWS AND THE EFFECT OF ANY CHANGE IN THE APPLICABLE TAX LAWS SINCE THE DATE HEREOF.


THE MERGER AGREEMENT

Set forth below is a description of the principal terms of the Merger Agreement which are of continuing applicability. This description is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A hereto and is incorporated herein by this reference.

General. The Merger Agreement provides that, subject to the terms and conditions thereof, the Purchaser shall be merged with and into the Company, which shall be the Surviving Corporation, on the Effective Date. Pursuant to the Merger, (i) the Amended and Restated Certificate of Incorporation of the Purchaser will be the Amended and Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law, and (ii) the By-laws of the Purchaser will be the By-laws of the Surviving Corporation until thereafter amended. The directors of the Purchaser on the Effective Date will become the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company on the Effective Date will continue as the officers of the Surviving Corporation, to serve in accordance with the By-Laws thereof until their respective successors are duly elected and qualified. The Merger will have the effects set forth in the CBCA.

Conversion of Common Shares. The Merger Agreement provides that each outstanding Common Share (other than Common Shares which are held by the Company as treasury shares, all authorized and unissued Common Shares and any Common Shares owned by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent and Common Shares held by shareholders who exercise their statutory dissenters' rights as described below) will be converted into the right to receive the Merger Consideration.

The Merger Agreement provides that each issued and outstanding share of capital stock of the Purchaser shall be converted into one validly issued, fully paid and non-assessable Common Share of the Surviving Corporation.

The Merger Agreement provides that any issued and outstanding Common Shares ("Dissenting Shares") held by a Dissenting Shareholder shall not be converted as described above but shall become, at the Effective Date, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the CBCA; provided, however, that Common Shares outstanding immediately prior to the Effective Date and held by a Dissenting Shareholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the CBCA, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Consideration. The Merger Agreement provides that the Company will not, without the prior written consent of the Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any demands by Dissenting Shareholders.

Shareholders' Meeting. Pursuant to the Merger Agreement, the Company has agreed to take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws, as amended, to convene a meeting of the holders of the Common Shares as promptly as practicable to consider and vote upon the adoption of the Merger Agreement. The Company has agreed that in this Proxy Statement, the Company will, through its Board, recommend that the holders of the Common Shares adopt the Merger Agreement, except to the extent that the Board of Directors will have withdrawn or modified its approval or recommendation of the Merger Agreement after determining that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to withdraw or modify such approval or recommendation.

Interim Operations of the Company. In the Merger Agreement, the Company has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by the Parent, prior to the Effective Date, (i) the businesses of the Company and its subsidiaries will be conducted only in the ordinary and usual course of business and (ii) the Company will not (A) (1) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (2) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of the Merger Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (3) establish, adopt or enter into any new employee benefit plan or arrangement; or (4) except as may be required by applicable law and actions that are not inconsistent with the provisions of the Merger Agreement, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the employee benefit plans upon a change in control of the Company) with respect to, any of the Company's employee benefit plans; (B) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary to the Company or another subsidiary; (C)
(1) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or warrants in accordance with their terms); (2) effect any reorganization or recapitalization; or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (D) (1) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted for the issuance of shares upon the exercise of stock options outstanding as of the date of the Merger Agreement), the exercise of warrants or the exercise of options under the Company's stock option plans; or (2) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (E) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business) in each case which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole; (F) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions in the ordinary course of business and consistent with past practice; (G) adopt or propose to adopt any amendments to its Articles of Incorporation or By-Laws which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by the Merger Agreement; (H) incur any obligation for borrowed money or purchase money indebtedness in excess of $25,000, whether or not evidenced by a note, bond, debenture or similar instrument; (I) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) in excess of $25,000 that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof unless such arrangement is entered into in the ordinary course of business; or (J) agree in writing or otherwise to do any of the foregoing.

No Solicitation. In the Merger Agreement, the Company has agreed that the Company will not solicit, initiate or knowingly encourage any inquiries, discussions or negotiations with any person (other than the Purchaser or the Parent) concerning any Acquisition Proposal (as defined below) or solicit, initiate or knowingly encourage any effort or attempt by any other person to do, make or seek an Acquisition Proposal or, unless required in order for the Board to comply with its fiduciary responsibilities, with a view to pursuing an Acquisition Proposal with such person, engage in discussions or negotiations with or disclose any nonpublic information relating to the Company or any of its subsidiaries to such person or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial adviser, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company has agreed to immediately communicate to the Parent in writing the terms of any Acquisition Proposal which it may receive and to not accept any such Acquisition Proposal unless the Parent has had three days notice of such Acquisition Proposal and its terms. As used in the Merger Agreement, "Acquisition Proposal" means any bona fide written proposal or offer from a third party relating to (i) the acquisition or purchase of all or substantially all of the assets of, or more than a 50% equity interest (including any Common Shares theretofore acquired) in the Company, (ii) a merger, consolidation or similar business combination with the Company or (iii) a tender or exchange offer for the Company conditioned on ownership of more than 50% of the outstanding Common Shares following such tender or exchange offer.

Representations and Warranties. In the Merger Agreement, the Company has made customary representations and warranties to the Parent and the Purchaser with respect to, among other things, its organization, authorization, capitalization, potential conflicts, change of control provisions in contracts, public filings, information in this Proxy Statement, compliance with laws and litigation. None of the representations and warranties in the Merger Agreement will survive the Effective Date of the Merger.

Conditions to the Merger. Pursuant to the terms of the Merger Agreement, the obligations of each party to effect the Merger are subject to the fulfillment at or prior to the Effective Date of the following conditions: (i) the holders of the Common Shares must have duly approved the Merger; (ii) no preliminary or permanent injunction or other order by a court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and (iii) no action shall have been taken nor shall any statute, rule or regulation have been enacted by the government of the United States or any state thereof that makes the consummation of the Merger illegal in any material respect. The obligations of the Purchaser and the Parent to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions: (i) the representations and warranties of the Company set forth in the Merger Agreement must be true and correct in all material respects on the Effective Date (or on such other date specified in the Company's representations in the Merger Agreement) with the same force and effect as though made on and as of such date, and the Purchaser and the Parent must have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company; (ii) all of the covenants and agreements of the Company to be performed or complied with pursuant to the Merger Agreement prior to the Effective Date must have been duly performed and complied with in all material respects, except for any such failure that would not have a Company Material Adverse Effect (as defined in the Merger Agreement), and the Purchaser and the Parent must have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company; (iii) holders of no more than 10% of the Common Shares, in the aggregate, shall have filed with the Company written objections to the Merger and made written demands for payment of the fair value of their shares in the manner permitted by the CBCA; (iv) all of the Directors of the Company on the Effective Date must have resigned; (v) since the date of the Merger Agreement, there shall have been no material adverse effect on the Company; and (vi) the Company shall have received an opinion from a reputable investment banking firm satisfactory to the Company as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Company's shareholders. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions: (i) the representations and warranties of the Purchaser and the Parent set forth in the Merger Agreement shall be true and correct in all material respects on the Effective Date (or on such other date specified in the Parent's or the Purchaser's representations in the Merger Agreement) with the same force and effect as though made on and as of such date, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of the Parent and the President of the Purchaser; (ii) all of the covenants and agreements of the Purchaser and the Parent to be performed or complied with pursuant to the Merger Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of the Parent and the President of the Purchaser; (iii) the commitment letter dated June 5, 1998 from ING Barings (U.S.) Capital Corporation et al. to Parent in the form delivered to and approved by the Company for $42 million to fund the acquisition of Common Shares hereunder (the "Commitment") must be in full force and effect; (iv) Douglas H. Hanson, president of Parent, shall have provided $7,800,000 in debt or equity financing to the Parent, and (v) if the Parent shall have obtained debt financing at or before the closing of the Merger in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then the Anschutz Note must have been paid in full.

Termination. The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company, if required, (i) by mutual consent of the Parent and the Board; (ii) by the Parent or the Company if the Merger shall not have been consummated on or before September 15, 1998, which date may be extended by mutual agreement of the boards of directors of the Company and the Parent; (iii) by the Company if, prior to the Effective Date, the Company, its Board or its shareholders shall receive an Acquisition Proposal and the Board determines that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to consider such other proposal or offer, and then such Board either (A) accepts such proposal or offer, (B) recommends to the shareholders acceptance of such proposal or offer or (C) in the case of a tender or exchange offer, takes no position with respect thereto and all conditions (other than terminating the Merger Agreement) of such tender or exchange offer have been satisfied, in which event the Merger Agreement shall be terminated without any liability to the Company or the Company's Board as a result of such termination except as otherwise provided in the Merger Agreement; (iv) by the Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement or if any representation or warranty of the Company shall have become untrue and such breach or untruth shall have caused a Company Material Adverse Effect or if the directors of the Company shall not have resigned on the Effective Date; (v) by the Company upon (A) a breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement or if any representation or warranty of the Parent shall have become untrue and such breach or untruth shall have caused a Parent Material Adverse Effect (as defined in the Merger Agreement), (B) the Commitment ceasing to be in full force and effect or not being funded, (C) Douglas H. Hanson not having provided $7,800,000 in debt or equity financing to the Parent or (D) if the Parent shall have obtained debt financing at or before the Closing in the aggregate principal amount greater than $50,000,000, then the Anschutz Note not having been paid in full. If the Merger Agreement is terminated pursuant to (iii) or (iv) above, the Company shall pay to Parent $1,050,000 in cash. If the Merger Agreement is terminated pursuant to (v) above, the Parent shall pay to the Company $1,050,000 in cash or, at the Parent's election, that number of shares of the Parent's common stock equal to $1,050,000 divided by the "Fair Market Value" (as defined below) of such stock. The "Fair Market Value" of the Parent's common stock shall be the average closing price of the stock reported by NASDAQ for the 15 trading days after announcement of such termination. If the Parent elects to deliver shares of stock pursuant to this provision, it must file at its expense a registration statement with respect to any such shares under the Securities Act of 1933 within 15 days after termination by the Company of the Merger Agreement, must use its best efforts to have such registration statement be declared effective and to keep it effective for not less than two years and must indemnify the Company and its affiliates pursuant to an indemnity agreement typical of a registration rights agreement..

Amendment. The Merger Agreement may be amended by the parties thereto, by action taken by the respective Boards of Directors of the Purchaser, the Parent and the Company, at any time before or after approval hereof by the holders of Common Shares, but, after any such approval, no amendment shall be made which changes the Merger Consideration without the further approval of such holders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.


REGULATORY AND OTHER APPROVALS
Except for the filing of the Articles of Merger with the Secretary of State of the State of Colorado, there are no federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.


DISSENTERS' RIGHTS

Pursuant to Article 113 of the CBCA, each shareholder has the right and is entitled to dissent from the consummation of the Merger and receive payment of the fair value of the Common Shares owned by any such shareholder ("Dissenters' Rights"). In the event a shareholder elects to exercise Dissenters' Rights, such shareholder must comply with the applicable procedures set forth in Sections 7-113-201 through 7-113-209 of the CBCA, as summarized below, in order to receive payment of the fair value of any Common Shares. In compliance with
Section 7-113-201 of the CBCA, a copy of Article 113 of the CBCA is set forth in its entirety in Appendix E to this Proxy Statement.

THE FOLLOWING IS ONLY A SUMMARY OF THE PROCEDURES FOR DISSENTING SHAREHOLDERS PRESCRIBED BY SECTIONS 7-113-101 THROUGH 7-113-302 OF THE CBCA AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF ARTICLE 113 OF THE CBCA AS SET FORTH IN APPENDIX E TO THIS PROXY STATEMENT.

Section 7-113-102 of the CBCA provides that each record or beneficial shareholder of the Company is entitled to dissent from the Merger and demand payment of the fair value of the shares of Common Stock owned by such shareholder. In accordance with Section 7-113-202 of the CBCA, in order for a shareholder to exercise Dissenters' Rights, such shareholder must, prior to the taking of the vote of the shareholders on the Merger, deliver to the Company written notice of such shareholder's intent to demand payment for shares in the event the Merger is approved and shall not vote such shareholder's shares in favor of the Merger.

In accordance with Section 7-113-203 of the CBCA, within ten days after the Merger is effected, the Company must deliver a written dissenter's notice ("Dissenter's Notice") to all shareholders who satisfy the requirements of
Section 7-113-202 of the CBCA. The Dissenter's Notice must state that the Merger was authorized and the effective date of the Merger, set forth the address at which the Company will receive payment demands and where stock certificates shall be deposited, supply a form for demanding payment, which form shall request an address from the dissenting shareholder to which payment is to be made, and set the date by which the Company must receive the payment demand and stock certificates, which date shall not be less than 30 days after the date the Dissenter's Notice was delivered. Furthermore, the Dissenter's Notice may require that all beneficial shareholders, if any, certify as to the assertion of Dissenters' Rights, and be accompanied by Article 113 of the CBCA.

Pursuant to Section 7-113-204 of the CBCA, a shareholder receiving the Dissenter's Notice must demand payment in writing and deposit such shareholder's stock certificates in accordance with the terms of the Dissenter's Notice. A shareholder who does not comply with the foregoing requirements is not entitled to the fair value of such shareholder's shares under Article 113 of the CBCA.

Upon the later of the effective date of the Merger, or upon receipt of a demand for payment by a dissenting shareholder, the Company must pay each dissenting shareholder who complies with Section 7-113-204 the amount the Company estimates to be the fair value of such shares, plus accrued interest in accordance with
Section 7-113-206 of the CBCA. The payment must be accompanied by (i) the Company's balance sheet as of the fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of change in shareholders' equity for that year, and the latest available interim financial statement; (ii) a statement of the Company's estimate of the fair value of the shares; (iii) an explanation by the Company of how the interest was calculated; (iv) a statement of the dissenting shareholder's right to demand payment under Section 7-113-209 of the CBCA; and
(v) a copy of Article 113 of the CBCA.

In the event a dissenting shareholder is dissatisfied with the Company's payment or offer of payment, such dissenting shareholder, pursuant to Section 7-113-209 of the CBCA, may notify the Company in writing within 30 days after the Company makes or offers to pay each dissenting shareholder, of such shareholder's own estimate of the fair value of such shares and the amount of interest due, and demand payment of such shareholder's estimate, less any payment already made by the Company under Section 7-113-206, or reject the Company's offer under Section 7-113-208 and demand payment for the fair value of the shares and interest due. A dissatisfied dissenting shareholder may effect the foregoing if: (i) the dissenting shareholder believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated;
(ii) the Company has failed to make payment within 60 days after the date set for demanding payment; or (iii) the Company does not return the deposited stock certificates within the time specified by Section 7-113-207 of the CBCA. In the event a demand for payment under Section 7-113-209 remains unresolved, the Company may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting shareholder.

MARKET PRICES OF AND DIVIDENDS ON STOCK

The Common Shares are traded on the NASDAQ Small-Cap Market under the symbol "INCC." The following table represents the range of high and low bid prices in dollars for the Company Common Stock for the eight fiscal quarters ended June 30, 1998:

                                 QUARTER ENDED

                 Oct-31-96   Jan-31-97   Apr-30-97   Jul-31-97
                 ---------   ---------   ---------   ---------
                 High  Low   High  Low   High  Low   High  Low

                 6.81  5.00  6.88  4.88  5.56  4.13  8.88  4.63

                                 QUARTER ENDED

                 Oct-31-97   Dec-31-97   Mar-31-98   Jun-30-98
                 ---------   ---------   ---------   ---------
                 High  Low   High  Low   High  Low   High  Low
                 9.50  7.31  8.00  4.56  6.31  4.25  8.75  4.50

On June 5, 1998, the last full day before the public announcement of the Purchaser's intention to acquire the Common Shares, the closing sale price per Common Share on the Nasdaq National Market was $6.1875. On July 15, 1998, the closing bid price per Common Share on the Nasdaq National Market was $6.031 per Common Share. Shareholders are urged to obtain current market quotations for the Common Shares.

The Company has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend upon, among other things, the Company's future earnings, requirements for capital improvements and financial condition. Current loan agreements require lender approval of dividend payments.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth certain information as of July 7, 1998 with respect to each director and executive officer, each person who is known to the Company to be the beneficial owner of more than five percent of the Company common stock, and all directors and executive officers as a group. The Common Shares listed below represent ownership, whether direct or beneficial, of the Company's common stock which is the only class of voting securities outstanding.

                                    AMOUNT OF
                                    BENEFICIAL     PERCENT OF
                                    OWNERSHIP      CLASS
-----------------------------------------------------------------

JOHN M. COUZENS (1)                    66,797         1.2%
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

THOMAS C. GALLEY (2)                  756,178        13.8%
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

PETER A. GUGLIELMI (3)                  9,861          *
4951 Indiana Avenue
Lisle, IL 60532

WILLIAM J. MAXWELL (4)                  5,439          *
500 18/th/ Avenue, NE
Suite 2600
Bellevue, WA 98004

CRAIG D. SLATER (5)                 2,875,519      50.8%
555 17/th/ St.
Suite 2400
Denver, CO 80202

ROBERT L. SMITH                        -           *
7100 E. Belleview
Suite 201
Greenwood Village, CO 80111

REYNALDO U. ORTIZ (6)               2,873,568      50.8%
555 17/th/ St.
Suite 2400
Denver, CO 80202

RICHARD LIEBHABER (7)               2,873,568      50.8%
555 17/th/ St.
Suite 2400
Denver, CO 80202

T. TIMOTHY KERSHISNIK (8)               7,500      *
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

MARY BETH LOESCH (9)                   26,000         *
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

TIM GRIFFIN (10)                       25,000         *
7100 E. Belleview Ave.
Suite 201
Greenwood Village, CO 80111

INTERWEST GROUP, INC. (11)          2,873,568      50.8%
555 17th St.
Suite 2400
Denver, CO 80202

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (12)            3,772,294      65.8%
---------------
*   Less than one percent.

(1) Share ownership includes 36,797 shares and an option to purchase 70,000 shares of which 30,000 is presently exercisable.
(2) Share ownership includes 379,177 shares of Company Common Stock owned beneficially and of record, 132,358 shares owned beneficially by virtue of his wife's ownership of said shares and 244,643 shares owned beneficially and of record in joint tenancy with his wife.
(3) Share ownership includes 1,194 shares and an option to purchase 12,000 shares of which 8,667 is presently exercisable.
(4) Share ownership includes 2,105 shares and an option to purchase 10,000 shares of which 3,334 is presently exercisable.
(5) Mr. Slater is a director of Group. However, Mr. Slater disclaims beneficial ownership of all shares except 1,951 shares which he owns beneficially and of record.
(6) Mr. Ortiz is a director of a subsidiary of Anschutz Company. Anschutz is the sole shareholder of Group. Mr. Ortiz disclaims beneficial ownership of all shares held by Group.
(7) Mr. Liebhaber is a director of a subsidiary of Anschutz Company. Anschutz is the sole shareholder of Group. Mr. Liebhaber disclaims beneficial ownership of all shares held by Group.
(8) Consists of an option to purchase 30,000 shares of which 7,500 is presently exercisable.
(9) Share ownership includes 1,000 shares of Company Common Stock owned beneficially and of record and an option to purchase 100,000 shares of which 25,000 is presently exercisable.
(10)Share ownership includes an option to, purchase 50,000 shares of which 25,000 is presently exercisable.

(11)Share ownership includes 2,810,410 shares of Company Common Stock owned beneficially and of record and warrants to purchase 63,158 shares. Philip F. Anschutz, the sole shareholder of Anschutz Company, the corporate parent of Group, 555 17th Street, Suite 2400, Denver, Colorado 80202, will exercise sole voting and dispositive control over these shares. The number of shares listed does not include 376,471 shares of common stock which Anschutz Company would receive upon conversion of its $1.6 million convertible promissory note due March 1999. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a 'conversion price of $4.25 per share. In the case of conversion, as Anschutz Company is the corporate parent of Group, the ownership position of Group would increase by 376,471 shares.
(12)Represents 12 persons as of July 7, 1998. Share ownership includes 2,875,519 shares reported in the table with respect to Messrs. Slater, Leibhaber and Ortiz, who disclaim beneficial ownership of all such shares shares, except that Mr. Slater acknowledges beneficial ownership of 1,951 of such shares.


INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that representatives of KPMG Peat Marwick LLP will be present at the Meeting and available to answer questions.


SHAREHOLDERS' PROPOSALS

If the Merger is not consummated, any proposals of holders of Common Shares intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 1999 must have been received by the Company, addressed to the Secretary at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111, no later than January 19, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                           INTERNET COMMUNICATIONS CORPORATION
                    Special Meeting of Shareholders - August 10, 1998
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John M. Couzens and T. Timothy Kershisnik, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Internet Communications Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of the Company at 7100 East Belleview Avenue, Suite 201, Englewood, Colorado 80111 on August 10, 1998 at 10:00 a.m., Denver time, and at any adjournment or adjournments thereof, and authorizes and instructs said proxies to vote in the manner directed below:

1. On the Proposal to Approve and Adopt the Merger Agreement and the Merger described in the accompanying Proxy Statement:

[  ] FOR      [  ] AGAINST        [  ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

A copy of the Notice of Special Meeting of Shareholders and Proxy Statement, dated July 30, 1998, has been received by the undersigned.

Please sign exactly as name or names appear on this Proxy, including the title "Executor", "Guardian," etc., if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

Dated:-------------------------------, 1998


Signature


Signature if jointly held

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID
ENVELOPE TODAY

APPENDIX A

                          RESTATED AGREEMENT AND PLAN OF MERGER


              RESTATED AGREEMENT AND PLAN OF MERGER dated as of June 5, 1998 (this "Agreement") by and among ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation ("Purchaser"), INTERNET ACQUISITION CORPORATION, a Colorado corporation and wholly-owned subsidiary of Purchaser ("Acquisition"), and INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "Company"). (Acquisition and the Company are hereinafter collectively referred to as the "Constituent Corporations.")

              WHEREAS, the Board of Directors of each Constituent Corporation believes that the merger of Acquisition with and into the Company (the "Merger") is in the best interests of such Constituent Corporation and its shareholders; and

              WHEREAS, Purchaser and the Boards of Directors of the Constituent Corporations (a) desire to enter into this Agreement and (b) have approved the Merger, all upon the terms and subject to the conditions set forth herein; and

              WHEREAS, the parties entered into an Agreement and Plan of Merger dated as of June 5, 1998 and now wish to restate the same, without making any substantive changes thereto..

              NOW, THEREFORE, the parties hereto agree as follows:


                                        ARTICLE I
                                       THE MERGER

              Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date, Acquisition shall be merged with and into the Company, which shall be the surviving corporation (the Company in such capacity being hereinafter sometimes called the "Surviving Corporation"). From and after the Effective Date, the status, rights and liabilities of, and the effect of the Merger on, each of the Constituent Corporations in the Merger and the Surviving Corporation shall be as provided in Section 7-111-106 of the Colorado Business Corporation Act ("CBCA").

              Section 1.2 Consummation of the Merger. As soon as practicable (but in any event within five business days) after the receipt of approval by the Company's shareholders and satisfaction of the other conditions hereinafter set forth, the parties hereto shall cause the Merger to be consummated by the approval and filing with the Secretary of the State of Colorado of articles of merger in such form as required by and executed in accordance with the relevant provisions of applicable law (the time of such filing being the "Effective Date").

                                       ARTICLE II
                          ARTICLES OF INCORPORATION AND BY-LAWS
                              OF THE SURVIVING CORPORATION

              Section 2.1 Articles of Incorporation. The Articles of Incorporation of Acquisition in effect on the Effective Date shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law.

              Section 2.2 By-Laws. The By-Laws of Acquisition in effect on the Effective Date shall be the By-Laws of the Surviving Corporation, until thereafter amended as provided by law and the Surviving Corporation's Articles of Incorporation.

              Section 2.3 Officers and Board of Directors. The directors of Acquisition on the Effective Date shall become the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company on the Effective Date shall continue as the officers of the Surviving Corporation, to serve in accordance with the ByLaws thereof until their respective successors are duly elected and qualified.


                                       ARTICLE III
                                  CONVERSION OF SHARES

              Section 3.1 Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of Purchaser, Acquisition, the Company or the holders of any securities of the Company:

     (a) All outstanding shares of the Company's common stock (the "Shares") which are held by the Company as treasury shares, all authorized and unissued Shares and any Shares owned by Purchaser, Acquisition or any other direct or indirect subsidiary of Purchaser, shall be canceled.

     (b) Each other outstanding Share (other than Shares held by Dissenting Shareholders (as defined in Section 3.3)) shall be converted into the right to receive $6.764 (the "Merger Consideration").

     (c) Each issued and outstanding share of capital stock of Acquisition shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

              Section 3.2 Payment for Shares. The Purchaser shall authorize one or more persons to act as paying agent in connection with the Merger (the "Paying Agent"). At or prior to the Effective Date, the Purchaser shall deposit the Merger Consideration with the Paying Agent, in trust for the benefit of holders of Shares. Upon or as soon as practicable after the

Effective Date, the Paying Agent shall distribute to each former holder of Shares, upon surrender to the Paying Agent of the certificate or certificates which immediately prior to the Effective Date represented such outstanding Shares, for cancellation, the aggregate amount of cash into which such holder's Shares shall have been converted in the Merger. Until so surrendered, each certificate, which immediately prior to the Effective Date represented outstanding Shares, shall represent solely the right to receive, upon surrender, the aggregate amount of cash into which the Shares represented thereby shall have been converted and such shares shall not be entitled to any other rights with respect to the Company. No interest shall accrue or be paid on the cash payable upon the surrender of the certificate or certificates. The Paying Agent shall pay on the Effective Date the amounts due in respect of the outstanding stock options granted by the Company (the "Outstanding Options") referred to in
Section 6.6.

                   Section 3.3 Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of the Company held by a shareholder who has not voted in favor of nor consented to the Merger and who complies with all the provisions of the CBCA concerning the right of holders of such stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Shareholder"), shall not be converted as described in Section 3.1 but shall become, at the Effective Date, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the CBCA; provided, however, that Shares outstanding immediately prior to the Effective Date and held by a Dissenting Shareholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the CBCA, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Consideration. The Company shall give Purchaser (a) prompt notice of any written demands for appraisal of shares of capital stock of the Company received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                   Section 3.4 Closing of the Company's Transfer Books. Upon the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Shares (other than shares of common stock into which the capital stock of Acquisition is to be converted pursuant to the Merger) shall thereafter be made.

                   Section 3.5 Status of Share Certificates. From and after the Effective Date, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ACQUISITION

                   Except as set forth in the disclosure schedule delivered to the Company by the Purchaser on the date hereof (the "Purchaser Disclosure Schedule") or in the Purchaser Reports (as defined below), the Purchaser and Acquisition jointly and severally represent and warrant to the Company as follows:

                   Section 4.1 Organization. Each of Purchaser and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power to carry on its business as it is now being conducted. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is a wholly-owned subsidiary of Purchaser.

                   Section 4.2 Authority Relative to this Agreement. Purchaser and Acquisition have the requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and Acquisition and the consummation by Purchaser and Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate and, to the extent necessary, shareholder action of Purchaser and Acquisition and no other acts or corporate proceedings on the part of Purchaser or Acquisition are necessary to authorize the Merger or this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and Acquisition and is a valid and binding obligation of Purchaser and Acquisition, enforceable against them in accordance with its terms, subject to bankruptcy remedies and rights of creditors and general principles of equity.

                   Section 4.3  No Conflicts; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by Purchaser and Acquisition does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser, (ii) in any material respect, conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Purchaser or any of its subsidiaries or by which any of their properties is bound or subject or
(iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by or to which Purchaser or any of its subsidiaries or any of their properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clauses (ii) or (iii) that would not, in the aggregate, prevent the Purchaser and Acquisition from performing, in any material respect, their respective obligations under this Agreement or would not have a material adverse effect on the business or financial condition of Purchaser and its subsidiaries, taken as a whole (a "Purchaser Material Adverse Effect").

          (b) The execution and delivery of this Agreement by Purchaser and Acquisition does not, and consummation of the transactions contemplated hereby will not, require either Purchaser or Acquisition to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing and recordation of appropriate merger documents as required by the CBCA, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, constitute a Purchaser Material Adverse Effect.

                   Section 4.4 Information. (a) None of the information to be supplied by Purchaser or Acquisition for inclusion in a proxy statement in connection with the meeting of the Company's shareholders described in Section
6.2 hereof (the "Proxy Statement") or any amendments thereof or supplements thereto, will, at the time of the meeting of shareholders to be held in connection with the Merger or the mailing to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since their inception, Purchaser and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission ("SEC"), except where the failure to file such documents would not have a Purchaser Material Adverse Effect (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Purchaser Reports"). The Purchaser Reports, including all Purchaser Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (except that some filings were made late) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except where any such statement or omission would not have a Purchaser Material Adverse Effect. Notwithstanding this Section 4.4(b), Purchaser shall not be deemed to represent or warrant the preparation or accuracy of any Purchaser Report, statement, document or other information included in the Purchaser Reports that were provided to the Purchaser for inclusion therein by a third party. Since the date of the last Purchaser Report
(x) there has occurred no Purchaser Material Adverse Effect and the Purchaser has incurred no material liabilities outside the ordinary course of the Purchaser's business, (y) the Purchaser has not entered into any material contracts that would be required to be filed with the Purchaser's next Form 10-Q and (z) the Purchaser has had no transactions with related parties that would be required to be reported in the Purchaser's next proxy statement in accordance with Section 404 of Regulation S-K. The list of the Purchaser's subsidiaries set forth in the Purchaser Reports is accurate and complete as of the date hereof, with the addition of Acquisition and Rocky Mountain Broadband, Inc., both Colorado corporations.

                   Section 4.5 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Purchaser, any investigation of any kind at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or any properties or rights of Purchaser or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Purchaser Material Adverse Effect), and neither Purchaser nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders, except for matters which would not have a Purchaser Material Adverse Effect.

                   Section 4.6 Financing. The commitment letter dated June 5, 1998 from ING Barings (U.S.) Capital Corporation et al. to Purchaser in the form delivered to and approved by the Company for $42 million to fund the acquisition of Shares hereunder (the "Commitment") is in full force and effect.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                   Except as set forth in the disclosure schedule delivered to Purchaser by the Company on the date hereof (the "Company Disclosure Schedule") or in the Company Reports (as defined below), the Company represents and warrants to Purchaser and Acquisition as follows:

                   Section 5.1 Organization. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power to carry on its business as it is now being conducted.

                   Section 5.2 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to the approval of the Merger, this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company ("Shareholder Approval")). The Company's Board of Directors has unanimously recommended approval and adoption of this Agreement by the Company's shareholders entitled to vote on the Merger. Subject to Shareholder Approval, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy remedies and rights of creditors and general principles of equity.

                   Section 5.3  No Conflicts; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the articles of incorporation or bylaws of the Company,
(ii) in any material respect, conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any of their properties is bound or subject or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their properties is bound or subject, except for the Company's debt to Norwest Bank of Colorado, N.A., and except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clauses (ii) or (iii) that would not, in the aggregate, prevent the Company from performing, in any material respect, its obligations under this Agreement or would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

     (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing and recordation of appropriate merger documents as required by the CBCA, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, constitute a Company Material Adverse Effect.

                   Section 5.4 Information. (a) None of the information to be included in the Proxy Statement or any amendments thereof or supplements thereto, will, at the time of the meeting of shareholders to be held in connection with the Merger or the mailing to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and any amendments thereof or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act.

     (b) Since their inception, the Company has filed all forms, reports, statements and other documents required to be filed with the SEC, except where the failure to file such documents would not have a Company Material Adverse Effect (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (except that some filings were made late) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except where any such statement or omission would not have a Company Material Adverse Effect. Notwithstanding this Section 5.4(b), the Company shall not be deemed to represent or warrant the preparation or accuracy of any Company Report, statement, document or other information included in the Company Reports that were provided to the Company for inclusion therein by a third party. Since the date of the last Company Report (x) there has occurred no Company Material Adverse Effect and the Company has incurred no material liabilities outside the ordinary course of the Company's business, (y) the Company has not entered into any material contracts that would be required to be filed with the Company's next Form 10-Q and (z) the Company has had no transactions with related parties that would be required to be reported in the Company's next proxy statement in accordance with Section 404 of Regulation S-K. The list of the Company's subsidiaries set forth in the Company Reports is accurate and complete as of the date hereof.

                   Section 5.5 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company or any of its subsidiaries, any investigation of any kind at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Company Material Adverse Effect), and neither the Company nor or any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders, except for matters which would not have a Company Material Adverse Effect.

                   Section 5.6 Capitalization. (a) The authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, no par value, and (B) 100,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding;

     (b) The numbers of shares of Common Stock as of the date hereof (i) issued and outstanding, (ii) held in the treasury of the Company and (iii) reserved for issuance upon exercise of outstanding stock options, warrants and other derivative securities granted by the Company (the "Outstanding Options"), together with the exercise prices therefor, are set forth in the Company Disclosure Schedule. Except as set forth in the Company Disclosure Schedule, the Company has no outstanding subscriptions, options, calls, commitments, rights, warrants, rights plans or antitakeover plans obligating the Company to issue capital stock. All of the Company's outstanding capital stock is validly issued, fully paid and nonassessable and free of preemptive rights.

                   Section 5.7 Compliance. The Company is not in conflict with, or in default or violation of any Law applicable to the Company or by or to which any of its material properties is bound or subject (including, without limitation, the Worker Adjustment and Retraining Notification Act of 1988, as amended), except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect.

                   Section 5.8 Parachute, Change of Control Payments. The Company has no contracts, arrangements or understandings pursuant to which any person may receive any amount or entitlement from the Company or any of its subsidiaries that may be characterized as an "excess parachute payment" within the meaning of the Internal Revenue Code as a result of any of the transactions contemplated by this Agreement, nor is any person entitled to receive any additional payment from the Company or its subsidiaries in the event that the 20% parachute excess tax is imposed on such person. Neither the Company nor any of its subsidiaries has or will have any obligation to pay any person or entity any amount under any agreement or arrangement as a result of the transactions contemplated hereby, except for the repayment of the Anschutz Note and the Bank Note (as defined below) and except for payments to financial, accounting and legal advisors.


                                                      ARTICLE VI
                                                       COVENANTS

                   Section 6.1 Conduct of Business by the Company Pending the Merger. Subsequent to the date hereof and prior to the Effective Date, unless Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld, and except as otherwise specifically contemplated by this
Agreement:

     (a) the businesses of the Company and its subsidiaries shall be conducted only in, and neither the Company nor any of its subsidiaries shall take any action except in, the ordinary and usual course of business.

     (b) the Company shall use reasonable efforts to preserve its business, organization and goodwill.

     (c) the Company shall confer on a regular basis with the Purchaser regarding material positive and negative developments respecting the Company's business.

                            (d)      the Company shall not

                            (1) (i) increase the compensation payable to or to
                   become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee;
                   (iii) establish, adopt or enter into any new employee benefit plan or arrangement; or (iv) except as may be required by applicable law, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Company's employee benefit plans upon a change in control of the Company) with respect to, any of the Company's employee benefit plans;

                            (2) declare or pay any dividend on, or make any
                   other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary to the Company or another subsidiary;

                            (3) (i) redeem, purchase or otherwise acquire any
                   shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the Outstanding Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                            (4) (i) issue, deliver, award, grant or sell, or
                   authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted for the issuance of shares upon the exercise of Outstanding Options as of the date of this Agreement); or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

                            (5) acquire or agree to acquire, by merging or
                   consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business) in each case which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole;

                            (6) sell, lease, exchange, mortgage, pledge,
                   transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions in the ordinary course of business and consistent with past practice;

                            (7) solicit, initiate or knowingly encourage any
                   inquiries, discussions or negotiations with any person (other than Purchaser or Acquisition) concerning any Acquisition Proposal (as defined in Section 8.1(c)) or solicit, initiate or knowingly encourage any effort or attempt by any other person to do, make or seek an Acquisition Proposal or, unless required in order for the Board of Directors of the Company to comply with its fiduciary responsibilities, with a view to pursuing an Acquisition Proposal with such person, engage in discussions or negotiations with or disclose any nonpublic information relating to the Company or any of its subsidiaries to such person or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial adviser, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company shall immediately communicate to Purchaser in writing the terms of any Acquisition Proposal which it may receive and shall not accept any such Acquisition Proposal unless the Purchaser has had three days notice of such Acquisition Proposal and its terms;

                            (8) adopt or propose to adopt any amendments to its
                   Articles of Incorporation or By-Laws which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

                            (9) incur any obligation for borrowed money or
                   purchase money indebtedness in excess of $25,000, whether or not evidenced by a note, bond, debenture or similar instrument;

                            (10) enter into any arrangement, agreement or
                   contract with any third party (other than customers in the ordinary course of business) in excess of $25,000 that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof unless such arrangement is entered into in the ordinary course of business; or

     (11) agree in writing or otherwise to do any of the foregoing;

provided, however, that notwithstanding any other provision of this Agreement, the Company's Convertible Promissory Note dated March 20, 1998 in the original principal amount of $1,600,000 to Anschutz Company (the "Anschutz Note") may be amended to provide that (x) if the Purchaser and its affiliates shall have obtained debt financing at or before the Closing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then such note shall be due and payable in full at the Closing and
(y) if the Purchaser and its affiliates shall have obtained debt financing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions after the Closing but before the scheduled maturity of such note, then such note shall be due and payable in full on the date of the closing of such transaction or series of related transactions.

                   Section 6.2 Shareholders' Meeting and Proxy Statement. Except as provided in Section 8.1 of this Agreement, the Company shall take all action necessary in accordance with applicable law and its Articles of Incorporation and By-Laws to convene a meeting of the holders of the shares of Common Stock of the Company as promptly as practicable after the date hereof to consider and vote upon the adoption of this Agreement. In connection with any shareholders' meeting, if required, the Company shall prepare and file the Proxy Statement with the SEC and Purchaser shall furnish all information concerning Purchaser and Acquisition as the Company may reasonably request in connection with the preparation of the Proxy Statement. The Company shall in the Proxy Statement, through its Board of Directors, recommend that the Company's shareholders adopt this Agreement, if such vote is required, except to the extent that the Board of Directors shall have withdrawn or modified its approval or recommendation of this Agreement as contemplated by Section 8.1(c). The Company acknowledges that any breach of this Section 6.2 would cause the Purchaser irreparable harm and entitle the Purchaser to specific performance of the covenants contained in this
Section 6.2.

                   Section 6.3 Certain Filings and Consents. Purchaser, Acquisition and the Company shall (a) cooperate with each other in determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal or state law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements or other contracts material to the business of the Company and its subsidiaries taken as a whole in connection with the consummation of the Merger and (b) actively assist each other in making any such filings and obtaining any consents, permits, authorizations, approvals or waivers that are required.

                   Section 6.4 Access. Upon reasonable notice, the Company shall afford Purchaser and Acquisition, and their respective representatives, full access during normal business hours until the Effective Date to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during that period, the Company and each of its subsidiaries shall furnish promptly to Purchaser and Acquisition, and their respective representatives, all information concerning its business, properties, assets, liabilities, operations, financial condition and personnel as Purchaser or Acquisition may reasonably request; except that in the case of all written materials for which the Company asserts an attorney client privilege, the Company shall provide Purchaser with a list of such materials and a summary of their contents, and the Company shall cooperate with Purchaser to provide Purchaser with access to such materials if such access can be provided without violation of the attorney client privilege. Purchaser and Acquisition shall, and shall use their reasonable best efforts to cause their consultants and advisors to, hold in confidence all such information until such time as such information is otherwise publicly available (unless otherwise required to disclose such information by law), and if this Agreement is terminated, Purchaser and Acquisition shall deliver to the Company all documents, work papers and other material obtained by them from the Company pursuant to the terms of this Agreement.

                   Section 6.5  Expenses.

     (a) Except as provided in Article VIII hereof, all Expenses (as defined in Section 6.5(b) hereof) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

     (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Proxy Statement and all other matters related to the consummation of the transactions contemplated hereby; provided, however, that "Expenses" shall not include any fees of legal counsel or advisors of any shareholder of any party.

                   Section 6.6 Outstanding Options. On or before the Effective Date of the Merger, the Company shall use its best efforts to cause all Outstanding Options to be converted by the Merger into the right to receive for each Share covered thereby a cash amount equal to the excess of the Merger Consideration over the option exercise price. Such amount shall be paid by the Paying Agent on the Effective Date.

                   Section 6.7 Directors' and Officers' Indemnification and Insurance. The Surviving Corporation shall cause to be maintained in effect (i) in its articles of incorporation and by-laws for a period of six years after the Effective Date, the current provisions regarding elimination of liability of directors and indemnification of officers, directors and employees contained in the articles of incorporation and by-laws of the Company and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Date.

     Section 6.8 Maintenance of Commitment. Purchaser and Acquisition shall cause the Commitment to remain in full force and effect.

     Section 6.9 Resignation of Directors. The Company will obtain the resignations of all of the Directors of the Company on the Effective Date.

     Section 6.10 Control of Other Party's Business. Nothing contained in this Agreement shall give the Purchaser, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Date. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the Purchaser's operations prior to the Effective Date. Prior to the Effective Date, each of the Purchaser and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.


                                   ARTICLE VII
                                   CONDITIONS

                   Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

     (a) The holders of the Common Stock of the Company entitled to vote shall have duly approved the Merger if required by applicable law.

     (b) No preliminary or permanent injunction or other order by a court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted).

                            (c) No action shall have been taken nor shall any
statute, rule or
regulation have been enacted by the government of the United States or any state thereof that makes the consummation of the Merger illegal in any material respect.

     (d) The applicable waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

                   Section 7.2 Conditions to Obligations of Purchaser and Acquisition to Effect the Merger. The obligations of Purchaser and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions:

     (a) The representations and warranties of the Company set forth in Article V shall be true and correct in all material respects on the Effective Date (or on such other date specified in Article V) with the same force and effect as though made on and as of such date, except for any such untrue or incorrect representations and warranties that would not have a Company Material Adverse Effect, and Purchaser and Acquisition shall have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company.

     (b) All of the covenants and agreements of the Company to be performed or complied with pursuant to this Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, except for any such failure of performance or compliance that would not have a Company Material Adverse Effect, and Purchaser and Acquisition shall have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company.

     (c) Holders of no more than 10% of the outstanding Shares, in the aggregate, shall have filed with the Company a written objection to the Merger and made a written demand for payment of the fair value of his shares in the manner permitted by the CBCA.

     (d) All of the Directors of the Company on the Effective Date shall have resigned.

     (e) Since the date of this Agreement, there shall have been no Company Material Adverse Effect.

     (f) The Company shall have received an opinion from a reputable investment banking firm satisfactory to the Company as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the Company's shareholders.

                   Section 7.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions.

     (a) The representations and warranties of Purchaser and Acquisition set forth in Article IV shall be true and correct in all material respects on the Effective Date (or on such other date specified in Article IV) with the same force and effect as though made on and as of such date, except for any such untrue or incorrect representations and warranties that would not have a Purchaser Material Adverse Effect, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of Purchaser and the President of Acquisition.

     (b) All of the covenants and agreements of Purchaser and Acquisition to be performed or complied with pursuant to this Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, except for any such failure of performance or compliance that would not have a Purchaser Material Adverse Effect, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of Purchaser and the President of Acquisition.

     (c) The Commitment shall remain in full force and effect and shall be funded.

     (d) Douglas H. Hanson shall have provided $7,800,000 in debt or equity financing to the Purchaser.

     (e) If the Purchaser and its affiliates shall have obtained debt financing at or before the Closing in the aggregate principal amount greater than $50,000,000 in one transaction or a series of related transactions, then the Anschutz Note shall have been paid in full.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

                   Section 8.1 Termination. This Agreement shall be subject to termination at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company, if required, as follows:

     (a) by mutual consent of Purchaser and the Board of Directors of the Company;

     (b) by Purchaser or the Company if the Merger shall not have been consummated on or before September 15, 1998, which date may be extended by mutual agreement of the Boards of Directors of the Company and Purchaser;

     (c) by the Company if, prior to the Effective Date, the Company, its Board of Directors or its shareholders shall receive a bona fide written proposal or offer from a third party (each an "Acquisition Proposal") relating to:

     (i) the acquisition or purchase of all or substantially all of the assets of, or more than a 50% equity interest (including any Shares theretofore acquired) in the Company;

     (ii) a merger, consolidation or similar business combination with the Company;

     (iii) a tender or exchange offer for the Company conditioned on ownership of more than 50% of the outstanding Shares following such tender or exchange offer;

and the Board of Directors of the Company determines, after consultation with the Company's legal advisors and after receiving advice of the Company's financial advisors that the alternative transaction is more favorable than the Merger from a financial point of view, that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to consider such other proposal or offer, and then such Board of Directors either (A) accepts such proposal or offer, (B) recommends to the shareholders acceptance of such proposal or offer, or (C) in the case of a tender or exchange offer, takes no position with respect thereto and all conditions (other than terminating this Agreement) of such tender or exchange offer have been satisfied, in which event this Agreement shall be terminated without any liability to the Company or the Company's Board of Directors as a result of such termination other than as set forth herein.

     (d) by Purchaser upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue and such breach or untruth shall have caused a Company Material Adverse Effect.

     (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of the Purchaser shall have become untrue and such breach or untruth shall have caused a Purchaser Material Adverse Effect.

                   Section 8.2  Break-Up Fee; Effect of Termination.

     (a) If the Company shall have terminated this Agreement by reason of the failure of any condition set forth in Sections 7.3(a), (b), (c), (d) or (e), except for a failure of the condition set forth in Sections 7.3(c) by reason of a failure of any condition set forth in Sections 8.1(c) or 7.2(a), (b) or (d), the Purchaser shall pay to the Company $1,050,000 in cash or, at the Purchaser's election, that number of shares of the Purchaser's common stock equal to $1,050,000 divided by the "Fair Market Value" (as defined below) of such stock.

     (b) If the Purchaser shall have terminated this Agreement by reason of the failure of any condition set forth in Sections 8.1(c) or 7.2(a), (b) or (d), the Company shall pay to the Purchaser $1,050,000 in cash.

     (c) The "Fair Market Value" of the Purchaser's or the Company's common stock shall be the average closing price of the stock reported by NASDAQ for the 15 trading days after announcement of termination pursuant to this Section 8.2(a). If either party elects to deliver shares of stock pursuant to Section 8.2(a) or (b), such party shall file at its expense a registration statement with respect to any such shares under the Securities Act of 1933 within 15 days after termination by the Company of this Agreement, shall use its best efforts to have such registration statement be declared effective and to keep it effective for not less than two years and shall indemnify the other party and its affiliates pursuant to an indemnity agreement typical of a registration rights agreement.

                            (d) Any payment required to be made pursuant to this
Section 8.2 shall
be made as promptly as practicable but not later than three business days after termination of this Agreement.

     (e) In the event of termination of this Agreement by Purchaser, Acquisition or the Company (other than pursuant to Section 8.1(c)), there shall be no liability under this Agreement on the part of either the Company, Purchaser or Acquisition or their respective officers or directors, except for any breach of the provisions of Section 6.2 and the confidentiality provisions of Section 6.4 and except as provided in Sections 8.2(a) and (b).

                   Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by the respective Boards of Directors of Purchaser, Acquisition and the Company, at any time before or after approval hereof by the shareholders of the Company, but, after any such approval, if required, no amendment shall be made which changes the Merger Consideration without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                   Section 8.4 Waiver. At any time prior to the Effective Date, the parties hereto, by action taken by the respective Boards of Directors of Purchaser, Acquisition or the Company, may (a) extend, for a reasonable time, the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX
                               GENERAL PROVISIONS

                   Section 9.1 Notice of Breach. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence, or impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties of covenants contained or referred to in this Agreement and shall use its reasonable best efforts to prevent or promptly remedy the same.

                   Section 9.2 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Purchaser, Acquisition or the Company shall take, or cause to be taken, all such necessary action. Purchaser shall cause Acquisition to comply with all of Acquisition's obligations hereunder.

                   Section 9.3 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Date of the Merger.

                   Section 9.4 Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger, except that the Company has agreed to pay to Daniels & Associates all amounts due to it for its efforts in connection with the Merger (the "Daniels Fee").

                   Section 9.5 Entire Agreement. Other than the Voting Agreement of even date herewith between the Purchaser and Interwest Group, Inc., this Agreement contains the entire agreement among Purchaser, Acquisition and the Company with respect to the Merger and the other transactions contemplated hereby, and supersedes all prior agreements, understandings, representations, and warranties with respect to the subject matter.

                   Section 9.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without giving effect to its choice of laws principles).

                   Section 9.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                   Section 9.8 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                   Section 9.9 Publicity. Except as required by law or the rules of any exchange on which the shares of Purchaser or Company are traded, as long as this Agreement is in effect, neither the Company nor Purchaser shall issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the prior consent of the other, which consent shall not be unreasonably withheld.

                   Section 9.10 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first-class mail, postage prepaid, with return receipt requested, addressed as follows:

         If to Purchaser or Acquisition, to:

               ROCKY MOUNTAIN INTERNET, INC.
               Douglas H. Hanson, President
               1099 18th Street, 30th Floor
               Denver, Colorado  80202
               Fax # 303-672-0711

         with copies to:

               Matthew Perkins
               JACOBS CHASE FRICK KLEINKOPF
                 & KELLEY LLC
               1050 17th Street, Suite 1500
               Denver, Colorado  80265
               Fax #303-685-4869


         If to the Company, to:

               INTERNET COMMUNICATIONS CORPORATION
               John Couzens, President
               7100 East Belleview Avenue, Suite 201
               Englewood, Colorado  80111
               Fax #303-770-0588


         with copies to:

               Nick Nimmo
               HOLME ROBERTS & OWEN LLP
               1700 Lincoln, Suite 4100
               Denver, Colorado 80203
               Fax #(303) 866-0200

       and

               Drake S. Tempest
               O'MELVENY & MYERS LLP
               153 East 53rd Street New York, New York
               10022-4611
               Fax #(212) 326-2061

       Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

       Section 9.12 No Third Party Beneficiaries. No provision of this Agreement is intended to benefit any person other than the parties hereto.

       Section 9.13 Schedules. Inclusion of, or reference to, matters in a schedule to this Agreement does not constitute an admission of what is material or the materiality of such matter.

       IN WITNESS WHEREOF, Purchaser, Acquisition and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                               INTERNET COMMUNICATIONS
                                               CORPORATION


                                               By: /s/ John Couzens
                                               Title: President



                                               INTERNET ACQUISITION
                                               CORPORATION


                                               By:     Douglas Hanson
                                                  Title: President



                                               ROCKY MOUNTAIN INTERNET, INC.


                                               By:     Douglas Hanson
                                                  Title: President

APPENDIX B
CONFIDENTIAL

July 14, 1998

Internet Communications Corporation
7100 East Belleview Avenue, Suite 201
Englewood, Colorado  80111

ATTENTION:      Board of Directors

Gentlemen:

     A Restated Agreement and Plan of Merger, dated as of June 5, 1998 (the "Merger Agreement") was entered into among Rocky Mountain Internet, Inc. ("RMI"), Internet Acquisition Corporation, which is a wholly-owned subsidiary of RMI ("Acquisition"), and Internet Communications Corporation ("INCC"). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, INCC will merge into Acquisition and thereby become a wholly-owned subsidiary of RMI (the "Merger"). The consideration payable payable to each INCC shareholder upon closing is equal to $6.764 per share for each of the INCC shares which are outstanding or committed to be issued as of the closing of the Merger. On June 5, 1998, there were 5,464,437 INCC shares which were outstanding or committed to be issued. Holders of certain options and warrants to acquire INCC common stock will also be paid $6.764 per share less the exercise price, as if such options and warrants had been issued.

The Merger is expected to be considered at a special meeting of the shareholders of INCC to be held on August 10, 1998, and to be consummated shortly thereafter if the Merger is approved by INCC's shareholders at such meeting.

You have asked us to render an opinion that the aggregate consideration received and to be received in the proposed Merger is fair to the INCC shareholders from a financial point of view.

In arriving at the opinion set forth below, we have, among other things, done the following:

     (1) Reviewed the following agreements relating to the proposed Merger: (a) the Merger Agreement, and related schedules thereto, (b) the Voting Agreement between Interwest Group, Inc. and RMI, dated June 5, 1998, and (c) the Commitment Letter from ING Barings, et al., to RMI, dated June 5, 1998, and the attached Summary Term Sheet, and certain amendment letters to the Commitment Letter, dated June 19, 1998 and June 24, 1998.

     (2) Reviewed a draft of the Proxy Statement of INCC; dated July 14, 1998.

     (3) Reviewed the following agreements and documents dated prior to the date of the Merger Agreement: (a) Convertible Promissory Note granted to Anschutz Company by INCC, dated March 20, 1998, (b) Employment Agreement between RMI and John Couzens, dated June 3, 1998, (c) certain letters and attached exhibits from various prospective purchasers, and (d) Research Report on INCC prepared by Neidiger Tucker Bruner, Inc., dated May 27, 1998.

     (4) Reviewed the annual report on Form 10-KSB for the fiscal year ended December 31, 1997, the Form 10-Q report dated March 31, 1998, and the Form 8-K report, dated June 10, 1998, all as filed with the Securities and Exchange Commission, as well as unaudited financial statements for the months of April and May of 1998 as prepared by management of INCC.

     (5) Reviewed INCC's budget for the nine months ended December 31, 1998.

     (6) Conducted discussions with certain members of senior management of both INCC and RMI regarding the business and prospects of the respective companies.

     (7) Reviewed minutes of meetings of the Board of Directors of INCC which took place on March 31, 1997, September 23, 1997, March 15, 1998 and March 25, 1998, as well as minutes of an Executive Committee meeting which took place on November 21, 1997. As of the date of this letter, the minutes for the INCC Board meeting which took place on May 31, 1998, at which the Merger Agreement was approved were not yet finalized or reviewed by us.

     (8) Compared the results of operations of INCC with those of certain companies which we deemed to be reasonably similar to INCC.

     (9) Compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the terms of certain other acquisitions which we deemed to be relevant.

     (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary for purposes of our opinion.

In preparing our opinion, we have relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to us by INCC (or RMI as the case may be), and we have not independently verified such information and/or made or obtained any independent evaluation or appraisal of the assets of INCC or RMI. This opinion does not constitute a recommendation to any of the shareholders of INCC as to how such shareholders should vote on the Merger.

APPENDIX C
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM  10-KSB

(Mark One)
[ ]  ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
     1934
                                         For Fiscal year ended      N/A
                                                               --------------

                                       or

[X] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from February 1, 1997 to December 31, 1997
                                           ----------------    ----------------

                                                 Commission file number 0-19578
                                                                        -------

                      INTERNET COMMUNICATIONS CORPORATION
                 (Name of small business issuer in its charter)

                COLORADO                                   84-1095516
       ------------------------------                  ------------------
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  Number)

7100 E. BELLEVIEW AVE., STE 201, GREENWOOD VILLAGE, COLORADO 80111
------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number (303) 770-7600
                          --------------

Securities registered under Section 12(b) of the Exchange Act:  NONE

Securities registered under Section 12(g) of the Exchange Act:
COMMON STOCK, NO PAR VALUE                                  NASDAQ
--------------------------                            ------------------
     (Title of Class)                                 (Name of Exchange)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB
or any amendment to the Form 10-KSB    [ ]

Revenues for the fiscal year ended December 31, 1997 is $33,113,000.

At March 16, 1998, 5,397,887 shares of Common Stock, no par value, were outstanding. The aggregate market value of the Common Stock held by non-affiliates of the Registrant on that date was approximately $8,576,000.

Documents incorporated by reference:Proxy Statement to be filed in April 1998.

Page 1 of      pages.           Exhibits are indexed on page 34.
          ----
(Complete Copy)

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS
         -----------------------

GENERAL
-------
Internet Communications Corporation (INCC or the Company), a Colorado corporation, is a multi-faceted telecommunications and networking company specializing in the design, implementation, maintenance and management of communications systems and networks. With headquarters in metropolitan Denver, the Company has over 5,000 business, government and institutional customers.

The Company is capable of handling the total communications needs of its customers' enterprise-wide networks for data and voice. This unique capability was created in 1996 with the merger of two prominent Colorado communications companies -- INCC, a leading data networking services company, and Interwest Communications Corporation, a leading telephone interconnect company in Colorado. This combination has produced a company with strong voice and data integration capabilities and the wherewithal to deal with the convergence of various electronic communications media.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE
----------------------------------------------------------------------
SECURITIES LITIGATION REFORM ACT OF 1995
----------------------------------------

This 10-KSB contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this 10-KSB are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

With regard to the Company, the most important factors include, but are not limited to, the following:
     - Changing technology.
     - Competition.
     - Possible future government regulation.
     - Competition for talented employees.
     - Company's ability to fund future operations.
     - Company's need to refinance debt.

RECENT DEVELOPMENTS
-------------------

In March 1998, the Company announced that it has taken steps to brings its corporate structure in line with its corporate strategy by divesting non-core businesses and sales channels. Two subsidiaries, Interwest Sound ("Sound") and Interwest Cable Network Systems, Inc. ("Cable"), will be sold. In addition, the Company has re-sized its operations concentrating on areas which generate revenues and profits. As a result, 50 positions, or 21% of the Company's workforce (not including Sound and Cable) have been eliminated. In connection with this restructuring, the Company's president, Thomas C. Galley, resigned from his position as president and CEO. John M. Couzens replaces Mr. Galley as interim president and CEO.

Also in March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per common share. Proceeds from the note will be used for working capital.

PRODUCTS AND SERVICES
---------------------

The Company provides design, implementation, maintenance and management of enterprise-wide voice and data networks and business telephone systems. To provide fully integrated network solutions, the Company offers a full array of products and services, including data communications equipment, circuits, and value-added services, such as network design, installation, maintenance and management.

Enterprise Networks
-------------------

To provide data communications equipment, the Company maintains distribution agreements with premier manufacturers and suppliers, including 3Com, Cisco, Tellabs, ADC/Kentrox, Adtran, Motorola, Memotech, and Telco Systems. To provide circuits, the Company has agreements with a number of carriers, including Worldcom, ICG, and U S WEST and operates, itself, as an FCC approved interexchange carrier. To provide value added services, the Company employs a highly trained technical staff and operates an advanced network control center ("NCC").

The NCC is located at the Company's corporate headquarters in Greenwood Village, Colorado, and is capable of managing networks on an international scale. The NCC is capable of monitoring and remotely diagnosing most data communication devices as well as the circuits connecting customer locations. Problem resolution and network analysis are other key elements of the Company's network management services.

INCC Network and Field Engineers have a broad knowledge of data and voice communications equipment and networks, built on a foundation of experience and training. Their knowledge extends to multiple vendors, and they are experts at designing and installing integrated networks and resolving any problems arising in those networks.

Business Communications Systems
-------------------------------

Building on the experience and product lines gained in the merger with Interwest, the Company also provides design, installation, and maintenance and management for a full range of business telephone systems and associated equipment and applications software. The Company is currently one of NEC America's 10 largest dealers in the U.S. market. Additional relationships with telephone system manufacturers include Northern Telecom, Fujitsu and Active Voice (the largest PC-based voice processing systems manufacturer).

Internet Access Services
------------------------

The Company also operates as an Internet Service Provider, offering complete internet access, including circuits, data communications equipment, firewalls (hardware and software to enhance network security), high speed connection to the internet, and services, like network management, maintenance, hosting of the customer's web site and/or computers at our facilities, and internet consulting.

Network Consulting
------------------

The Company has a network consulting division which offers analysis and recommendations on a wide range of networking requirements, issues, problems or concerns. The Company's network consultants perform network system engineering, network performance analysis, and internet design and engineering. They recommend and implement new network and system designs, migrations, upgrades, optimization and multi- platform/application integration.

Sound and Security Systems
--------------------------

As discussed above, Sound is expected to be sold. Sound designs and installs commercial paging systems, school intercom systems, nurse call, video security and card access security systems.

Cable Networks
--------------

As discussed above, Cable is expected to be sold. Cable designs, installs and maintains fiber optic networks for competitive local exchange carriers, interexchange carriers and campus area networks.

Refurbished Voice Communications Equipment
------------------------------------------

U.S. Telphonics, a division of INCC, operates in the secondary market selling refurbished telephone and voice mail systems throughout the United States. Typically, these are systems traded in by customers following the installation of a new system by INCC.


STRATEGY
--------

The Company has broad voice and data communications expertise and the ability to deliver value-added services. In addition to offering a complete array of communications services and products, the Company will add value by:

* choosing the best solutions from among a variety of sources
* combining multiple services, devices and software applications into complete solutions
* providing proprietary services to enhance overall network design.

To further strengthen the Company, opportunities will be sought for:

* adding more proprietary, value-added services to integrated system and network designs
* adding more products and services that can be offered under the Company brand
* adding more sources of recurring revenue

INDUSTRY OVERVIEW AND MARKET NICHE
----------------------------------

The total U.S. market for data communications systems and networks, according to Data Communications Magazine, is estimated in 1997 at $51 billion, including over $3.5 billion in internet services. The overall growth of this market is projected at approximately 20%, and the internet services segment is growing at a rate of 60% per year.

Helping to fuel this growth is the trend toward an increasingly networked world. Distributed networks and the valuable information flowing over those networks have become mission critical. Communications networks have also continued to grow in complexity as technologies continue to proliferate and evolve. Information Technologies (I.T.) managers must deliver communications networks and systems within limited budgets and with limited resources. To help with this dilemma, I.T. personnel are increasingly looking for integrated solutions from their vendors. INCC is well positioned to provide such solutions.

COMPETITION
-----------

Competitors for the network integration market are numerous and varied. The field is comprised of companies which approach the market from different bases of expertise. The types of companies with whom INCC has traditionally been competing include:

* manufacturers (such as Cisco) selling data communications terminating equipment and business communications systems (such as Lucent Technologies)
* distributors of that equipment
* carriers selling direct (such as WilTel)
* re-sellers of carrier services
* national systems integrators (such as EDS, IBM Global Networks, and large accounting firms)

Throughout 1998, the Company will seek to improve its position as a complete communications services provider. In contrast to manufacturers, who focus on selling their own products, or to sales agents, who act as a sales channel on behalf of manufacturers and carriers, or to distributors, who buy and resell products "as-is" from a limited number of sources, the Company will seek to add value by tailoring integrated solutions as described above.

The Company's competitive position is enhanced by its mix of technical breadth and flexibility. Few companies the size of INCC can boast as complete an array of communications services and capabilities. Large companies, who can match INCC's capabilities, often cannot match the Company's responsiveness to customer requirements and attractive price structure.

GOVERNMENT REGULATION
---------------------

Certain aspects of the Company's operations are subject to regulation by the Federal Communications Commission ("FCC"). The FCC has the authority to regulate prices charged by inter-city common carriers. In August 1982, the FCC substantially deregulated non-facilities-based, resale carriers such as the Company, and no longer requires certification of these type of carriers or the filing of tariffs. The Company is consequently not obligated to file tariffs with the FCC for the interstate circuits it provides to customers. The Company and other such carriers will, however, still be subject to the duty to provide service upon reasonable request, as well as not to engage in discriminatory activities.

The Company's ability to provide intrastate circuits is also subject to regulation in each state by the appropriate state regulatory agency. Although the Company has no immediate plans to offer these services, it has been certified by the Colorado Public Utilities Commission to resell intrastate circuits in that state.

SALES AND MARKETING
-------------------

Internet's sales and marketing functions are currently staffed by 41 sales and marketing personnel (not including the Sound and Cable subsidiaries which are held for sale). Internet's sales representatives initially contact potential customers from referrals from other customers or by local market knowledge. Thereafter the Company is engaged to evaluate and recommend a network integration solution and network services. One of the strengths of Internet is the continuing relationships which it establishes with its customers which results in repeat business and a solid base for references.

CUSTOMERS
---------

Internet provides products and services to approximately 5,000 business, government and institutional customers, ranging from single location, single system customers to national accounts with integrated networks dispersed over a wide geographic area. No single customer accounted for more than 10% of sales in the fiscal year ended December 31, 1997.

SEASONALITY
-----------

The sales of the Company are not seasonal to any significant extent. Sales may decrease or increase at various times throughout a year due to customers delaying purchasing decisions.

BACKLOG
-------
The Company receives orders for the sale and installation of network systems and network services to be installed and provisioned in the future. As of December 31, 1997 there were orders received from various customers which are expected to account for approximately $4.4 million in future sales for the Company.

In addition, the Company has on-going contracts with customers that range from 3 months to 5 years for network management, data and voice equipment maintenance service and data circuits which provides monthly recurring revenue to the Company. The total monthly revenue provided by these contracts is approximately $765,000 per month as of December 31, 1997.

EMPLOYEES
---------

On March 16, 1998 the Company employed 178 full-time employees including 4 executive officers, 41 in sales and marketing, 102 in network operations and technical services, and 31 in accounting, administration, and other support areas. In addition, the company owns two subsidiary companies which are held for sale. These two subsidiaries employed 74 full-time employees as of the same date.

RESEARCH AND DEVELOPMENT
------------------------
Internet is primarily a network integrator and network services provider and as such is not involved in any significant research and development efforts.

LOCATIONS
---------

Internet's headquarters and principal offices are located at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111. Its telephone number is
(303) 770-7600. The Company and its subsidiaries conduct business throughout Colorado and in Minneapolis, Minnesota.

ITEM 2.  DESCRIPTION OF PROPERTIES
         -------------------------

The Company leases under multi-year agreements approximately 73,000 square feet of office and/or office/warehouse space at lease rates ranging from $6.00 to $12.50 per square foot at locations in Greenwood Village, Colorado Springs, Pueblo, Fort Collins, Colorado and Minneapolis, Minnesota. Cable, which is held for sale, also leases a small construction yard and office at $3.37 per square foot located in Commerce City, Colorado.

ITEM 3.  LEGAL PROCEEDINGS
         -----------------

Internet is not a party to, nor is any of Internet's property subject to any material legal proceedings. Internet knows of no material legal proceedings contemplated or threatened against it.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
         ---------------------------------------------------

There were no matters submitted to a vote of security holders during the two-month period ended December 31, 1997.

                                    PART II

ITEM 5.   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          --------------------------------------------------------

(a) Principal Market or Markets.  Internet's Common Stock is traded on the
    ----------------------------
NASDAQ Small-Cap Market under the symbol INCC.

The following table represents the range of high and low closing prices for the Common Stock for the eight fiscal quarters ended December 31, 1997.


                                   Quarter Ended
                    -----------------------------------------------
                    Apr-30-96   Jul-31-96   Oct-31-96   Jan-31-97
                    -----------------------------------------------
                    High  Low   High  Low   High  Low   High  Low

                    4.63  3.63  7.13  4.00  6.81  5.00  6.88  4.88


                                   Quarter Ended
                    -----------------------------------------------
                    Apr-30-97    Jul-31-97   Oct-31-97   Dec-31-97
                    -----------------------------------------------
                    High   Low   High  Low   High  Low   High  Low

                    5.56   4.13  8.88  4.63  9.50  7.31  8.00  4.56


(b) Approximate Number of Holders of Common Stock and Warrants. As of March 16,
    -----------------------------------------------------------
1998, there were 150 record holders and an additional estimated 1,500 beneficial holders of Internet's Common Stock.

(c) Dividends. Internet has paid no cash dividends on its Common Stock and has
    ----------
no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend upon, among other things, the Company's future earnings, requirements for capital improvements and financial condition. The current loan agreement requires lender approval of dividend payments.

ITEM 6.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          ---------------------------------------------------------------
          RESULTS OF OPERATIONS
          ---------------------

The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying financial statements. The following sections will disclose the effect of the Company's acquisitions on its financial performance. The Company acquired Interwest Communications C.S. Corporation (Interwest) and its subsidiaries on September 1, 1996. The results of operations for the period of September 1, 1996 to January 31, 1997 of Interwest are included in the results of operations of Internet.

The Company elected to change its fiscal year end to December 31 from January 31, effective January 1, 1997. References to fiscal 1996 relate to the year ended January 31, 1997. References to fiscal 1997 relate to the eleven months ended December 31, 1997.

FINANCIAL CONDITION
-------------------

The financial condition of the Company at December 31, 1997 as compared to the previous year is discussed below. All known significant trends and events in financial condition, liquidity and capital resources are also discussed below.

In April 1997, the Company received net proceeds of $2,973,000 in a private placement transaction with a related party. In exchange, the Company issued 631,579 shares of common stock and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years. The price of the shares and warrants was based on the market value at the time of the transaction.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At December 31, 1997, the Company had borrowed $4,390,000 against that facility. Although the Company was in default of financial performance covenants as of December 31, 1997, the lending institution waived the violations that existed as of that date. The borrowing agreement expires in September 1998.

In March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note ("Note"), due March 1999. The Note bears interest at 10% and interest payments are due quarterly. The Note includes a conversion clause which allows conversion if the Note is not paid when due and carries a conversion price of $4.25 per common share.

Following the receipt of cash proceeds from the Note and the waiver of financial covenants from its lending institution, the Company believes that it has the capital resources necessary to continue its business operations during the foreseeable future. In March 1998, the Company made significant reductions to its cost structure by reducing its employee headcount by more than 20% (see discussion in "Subsequent Events"). In addition, the Company has announced a decision to sell two of its subsidiaries (Sound and Cable) during 1998.
Although the sale of these subsidiaries is not expected to generate significant cash proceeds, it is expected that the Company will reduce its risk of future losses by eliminating these two companies from its consolidated operating results. The Company also hopes to enter into an agreement with its lending institution to extend the current loan facility beyond September 1998 or will immediately begin discussions with other lenders to replace the credit facility. There is no assurance that the Company will be successful.

The Company's cash position has decreased from $571,000 in the prior year to $0 in the current year. The Company's current ratio decreased from 2.19 as of January 31, 1997, to .87 as of December 31, 1997. The most significant reason for the decrease in current ratio is the reclassification of the Company's bank note payable from a long-term liability at January 31, 1997 to a current liability in December 31, 1997. The reclassification is required because the note expires in September 1998.

The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998, however there is no assurance that it will be collected. The Company is indemnified under a previous business combination for any losses resulting from this contract although there can be no assurance that the Company will collect under the indemnity agreement.

During fiscal 1997, Internet increased its investment in equipment in support of its technical operations by $995,000.

The balance of goodwill as of December 31, 1997 is $2,198,000. Goodwill represents the balance paid for an acquired entity in excess of the net assets of the acquired company prior to the acquisition. The goodwill included in the balance sheet relates principally to the acquisition of Interwest by Internet. The goodwill is being amortized over a period of 5 to 20 years.


RESULTS FROM OPERATIONS
-----------------------

As noted above, the Company changed its fiscal year end to December 31, and as a result, the current year activity includes 11 months of operating results as compared to 12 months in the previous year. Additionally, on September 1, 1996, the Company acquired Interwest and its subsidiaries and the prior year operating results includes only 5 months of Interwest activity.

In March 1998, the Company adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The segments have been presented as discontinued operations for the eleven months ended December 31, 1997 and the year ended January 31, 1997.

During fiscal 1997, the Company recorded a net loss of $4,575,000, including a $1,225,000 loss from discontinued operations, goodwill impairment of $328,000, and a loss from the sale of a subsidiary in the amount of $152,000. The loss from continuing operations before the goodwill impairment and loss from subsidiary was $2,870,000. This compares to an overall net loss in the prior year of $1,125,000 and $934,000 loss from continuing operations.

Net sales increased by $6,608,000 or 25% as compared to the prior year. The acquisition of Interwest accounted for $8,503,000 of the increase while Internet net sales (on a stand-alone basis) decreased by $1,895,000, or 11%. The primary cause for the decrease in Internet sales was the reduction in equipment sales from fiscal 1996 to fiscal 1997 (a $1,863,000 decrease). A number of factors contributed to this decrease. The prior year results included $989,000 of equipment sales from its "Indirect Sales Department" which was eliminated in early 1996. Also, the Company had been reducing its emphasis on equipment sales which do not include any recurring services. There is an intentional effort to sell "total network systems" as opposed to equipment only, which must usually be sold at lower margins because of increasing price competition. The conversion to this type of sale began in 1996 but this approach was stepped up 1997 and resulted in the decrease in equipment sales.

Cost of goods sold as a percentage of sales and the resulting gross margin percentages were not significantly different from the percentages in the prior year. The consistent gross margins from year to year is mostly attributable to the consistency of equipment and services revenue mix from fiscal 1996 (50% equipment sales as percentage of total sales) as compared to fiscal 1997 (51%).

Selling expenses were considerably higher in fiscal 1997 as compared to the prior year. As a percentage of revenue, selling expenses increased from 15% to 17%. Both Interwest and Internet (on a stand-alone basis) contributed to higher selling expenses due to the increase in sales staff and higher fixed costs for increased salaries. The Company believes that these increases can be controlled in future periods by restructuring its compensation plans and increasing its efforts to monitor the performance of individual sales representatives and taking corrective action on a more timely basis.

General and administrative ("G&A") expenses have increased both in actual dollars ($2,397,000) and as a percentage of revenue (from 16% in 1996 to 20% in 1997). The Company realized impairment of goodwill in the amount of $328,000 in the current year. The impairment was determined based on a comparison of the realizable value of the goodwill to its book basis. Another contributing factor to the increase was goodwill and intangible amortization expense which increased from $98,000 in fiscal 1996 to $406,000 in fiscal 1997.

G&A expenses also include a loss on the sale of its interest in a subsidiary company, Work Telcom Services, Inc. (WTS), in the amount of $152,000. The Company's basis in the shares of WTS was $309,000 and the shares were sold for $157,000. The Company received half of the sales price in cash and the other half in a note, secured by the shares sold, payable over five years. WTS contributed $28,000 towards the Company's loss in the current year and was considered to be non-core in its future operations.

For most of 1997, the Company did not realize the benefits of combining the two companies which was expected to occur after the acquisition of Interwest. There are ongoing efforts to reduce the overhead expenses of the Company and reduce G&A as a percentage of sales. As discussed in subsequent events, the Company reduced its staffing levels in March 1998. It is expected that this will have a positive effect in reducing its G&A expenses in future periods.

SUBSEQUENT EVENTS
-----------------

In March 1998, the Company announced that it has taken steps to brings its corporate structure in line with its corporate strategy by divesting non-core businesses and sales channels. Two subsidiaries, Sound and Cable, will be sold. In addition, the Company has re-sized its operations concentrating on areas which generate revenues and profits. As a result, 50 positions, or 21% of the Company's workforce (not including Sound and Cable) have been eliminated. In connection with this restructuring, the Company's president, Thomas C. Galley, resigned from his position as president and CEO. John M. Couzens replaces Mr. Galley as interim president and CEO. A non-recurring restructuring charge, which is expected to be not less than $500,000, will be reported in the first quarter of 1998.

Also in March 1998, the Company received $1.6 million from a related party in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. The note includes a conversion clause which allows conversion if the note is not paid when due and carries a conversion price of $4.25 per common share. Proceeds from the note will be used for working capital.

YEAR 2000
---------

In January 1997, the Company developed a plan to deal with potential Year 2000 issues and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. Year 2000 issues are the result of computer programs being written using two digits rather than four to define the applicable year. The total cost of the project is estimated to be no more than $20,000 and will be funded through operating cash flows. The Company is expensing all costs associated with these system changes as the costs are incurred.

ITEM 7.    FINANCIAL STATEMENTS
           --------------------

           The following Financial Statements are filed as part of this Report:

                                                                  Page
                                                                  -----

          Independent Auditors' Reports                           15-16

          Consolidated Balance Sheet, December 31, 1997              17

          Consolidated Statements of Operations, For the
          Periods Ended December 31, 1997 and January 31, 1997       18

          Consolidated Statement of Stockholders' Equity,
          For the Period from February 1, 1995 through
          December 31, 1997                                          19

          Consolidated Statements of Cash Flows, For the
          Periods Ended December 31, 1997 and January 31, 1997       20

          Notes to Consolidated Financial Statements              21-32

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

THE BOARD OF DIRECTORS AND STOCKHOLDERS
INTERNET COMMUNICATIONS CORPORATION:

We have audited the accompanying consolidated balance sheet of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the 11-month period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Internet Communications Corporation and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the 11-month period then ended in conformity with generally accepted accounting principles.

                                                KPMG PEAT MARWICK LLP

March 20, 1998
Denver, Colorado

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Internet Communications Corporation
Greenwood Village, Colorado

We have audited the consolidated balance sheet (not included herein) of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the related accompanying consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Communications Corporation and Subsidiaries as of January 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP

Denver, Colorado
May 2, 1997

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 1997
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

ASSETS
------
Current assets:

    Trade receivables, net of
     $318 allowance for doubtful
     accounts and sales returns            $ 4,907
    Inventory                                3,255
    Prepaid expenses and other                 328
    Costs and estimated earnings
     in excess of billings                   1,825
                                           -------
                 Total current assets       10,315

Equipment, net                               2,015
Goodwill, net                                2,198
Spares inventory                               507
Net assets of discontinued operations        2,078
Other assets, net                            1,000
                                           -------
                 Total assets              $18,113
                                           =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Notes payable                          $ 4,435
    Accounts payable and accrued
     expenses                                4,706
    Billings in excess of costs
     and estimated earnings                  1,537
    Unearned income and deposits             1,125
                                           -------
                 Total current
                  liabilities               11,803

Notes payable                                  209

Deferred revenue                               117
                                            ------
                 Total liabilities          12,129

Stockholders' equity:
    Preferred stock $0.0001 par
     value, 100,000,000 shares
     authorized                                  -
    Common stock, no par value,
     20,000,000 shares
     authorized, 5,397,887
     shares issued and
     outstanding                            13,965
    Stockholders' notes                        (31)
    Accumulated deficit                     (7,950)
                                           -------
                 Total stockholders'
                  equity                     5,984

Commitments and contingencies (note 6)


                 Total liabilities and
                  stockholders' equity     $18,113
                                           =======

See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
TWELVE MONTHS ENDED JANUARY 31, 1997

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                       December 31,         January 31,
                                          1997                 1997
                                          ----                 ----
Net sales:
  Equipment                             $ 16,767              13,214
  Installation                             3,977               1,550
  Network services                        12,369              11,741
                                          ------              ------
        Total sales                       33,113              26,505

Cost of sales                             23,693              18,815
                                          ------              ------
        Gross Margin                       9,420               7,690
                                          ------              ------
Operating expenses:
  Selling                                  5,722               3,995
  General and administrative               6,648               4,251
  Interest expense, net                      400                 378
                                          ------              ------
        Total expenses                    12,770               8,624
                                          ------              ------
Loss from continuing operations           (3,350)               (934)
Discontinued operations -
  loss from operations                    (1,225)               (191)
                                          ------              ------
Net loss                                 $(4,575)             (1,125)
                                          ======              ======
Loss per share - basic and diluted:
  Weighted average common shares
   outstanding                             5,216               3,371
  Loss from continuing operations        $ (0.64)              (0.28)
  Loss from discontinued opertions       $ (0.24)              (0.05)

        Net loss                         $ (0.88)              (0.33)

See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM JANUARY 31, 1996 TO DECEMBER 31, 1997
(IN THOUSANDS EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------

                                                          Common stock
                                                       -------------------     Stockholders'   Accumulated
                                                        Shares     Amount         notes          deficit       Total
                                                       ---------  --------    --------------     --------     -------
BALANCES, JANUARY 31, 1996                             2,400,686   $ 5,198               (31)      (2,250)      2,917

     Stock options exercised                               6,500        20                 -            -          20
     Stock issued in connection with purchase of
       Interwest                                       2,306,541     5,480                 -            -       5,480
     Stock issued in connection with purchase of
       Paragon                                            25,000       113                 -            -         113
     Net loss                                                  -         -                 -       (1,125)     (1,125)
                                                       ---------  --------    --------------     --------     -------

 BALANCES, JANUARY 31, 1997                            4,738,727    10,811               (31)      (3,375)      7,405

     Stock options exercised                               8,333        41                 -            -          41
     Stock issued in connection with purchase of          12,570       100                 -            -         100
       Pueblo
     Stock issued in connection with private             631,579     2,973                 -            -       2,973
       placement, net
     Stock issued to directors and advisors                6,678        40                 -            -          40
     Net loss                                                                              -       (4,575)     (4,575)
                                                       ---------  --------    --------------     --------     -------

BALANCES, DECEMBER 31, 1997                            5,397,887   $13,965               (31)      (7,950)      5,984
                                                       =========  ========    ==============     ========     =======

  See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1997 AND
TWELVE MONTHS ENDED JANUARY 31, 1997
--------------------------------------------------------------------------------

                                                                                        December 31,      January 31,
                                                                                            1997             1997
                                                                                        ------------      -----------
Cash flows from operating activities:
 Net Loss from continuing operations                                                        $ (3,350)           (934)
 Adjustments to reconcile income from continued operations to net cash provided by (used in) operating activities:
     Depreciation and amortization                                                             1,469             932
     Allowance for doubtful accounts and sales returns                                           318              61
     Goodwill impairment                                                                         259               -

 Changes in operating assets and liabilities, net of effect from disposition of businesses:
     Trade receivables                                                                         1,567          (2,149)
     Inventory                                                                                (1,035)            942
     Spares inventory                                                                            (95)            (82)
     Prepaid expenses and other                                                                  270             127
     Costs and estimated earnings in excess of billings                                       (1,114)              -
     Accounts payable and accrued expenses                                                       762          (2,187)
     Billings in excess of costs and estimated earnings                                        1,537               -
     Deferred revenue and extended warranty                                                      144             147
                                                                                            --------          ------

       Net cash provided by (used in) operating activities of continued operations               732          (3,143)

       Net cash provided by (used in) operating activities of discontinued operations         (2,181)          1,255


Cash flows from investing activities:
 Capital expenditures                                                                           (995)           (682)
 Cash acquired through business acquisitions                                                       -              78
                                                                                            --------          ------
       Net cash used in investing activities of continued operations                            (995)           (604)

Cash flows from financing activities:
 Proceeds from debt                                                                           11,766           6,567
 Repayment of debt                                                                           (12,906)         (2,561)
 Repayment of advances from related party                                                          -          (1,436)
 Proceeds from sale of stock, net                                                              3,013              20
                                                                                            --------          ------

       Net cash provided by financing activities of continued operations                       1,873           2,590
                                                                                            --------          ------

 Increase (decrease) in cash and cash equivalents                                               (571)             98

Cash and cash equivalents, at beginning of period                                                571             473
                                                                                            --------          ------

Cash and cash equivalents, at end of period                                                 $      -             571
                                                                                            ========          ======

Supplemental disclosure of cash flow information
Cash paid during the year for interest                                                           391             316
Supplemental disclosure of significant non-cash investing and financing activities:
Issuance of stock to directors and advisors                                                       40               -
Issuance of stock for acquisitions                                                               100           5,593


See accompanying notes to consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1997
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     The consolidated financial statements include the accounts of Internet Communications Corporation (the Company). The Company acquired the outstanding common stock of Interwest Communications Corporation, C.S. (Interwest) effective September 1, 1996, as more fully described in note 2. After the acquisition of Interwest, the Company became 46% controlled by Interwest Group. The Company is a wide and local area integrator of data and tele-communications equipment installation, services and carrier circuits.

     In April 1997, the Company issued 631,579 shares of common stock for $3,000,000 and 63,158 warrants to purchase common stock at $5.70 per share exercisable for a period of 5 years to Interwest Group. After the purchase, Interwest Group owns 52% of the Company.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company; its wholly-owned subsidiary Interwest; its 97% subsidiary, Interwest Cable Network Systems, Inc. (Cable); its 80% subsidiary, Omega Business Communications Services, Inc. (Sound). The minority interests of the above subsidiaries are owned by the respective managers of each company and one of the managers has the option to acquire a stated number of additional shares at a specified price, but the manager would still own less than 50% of their respective entity. No minority interests in the losses of these subsidiaries has been recognized because the related minority interest liabilities have been reduced to zero. All material intercompany transactions and amounts have been eliminated in consolidation.

     CHANGE IN FISCAL YEAR END

     The Company has elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to fiscal year 1996 relate to the year ended January 31, 1997.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents. The Company may deposit funds in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

     CONCENTRATIONS OF CREDIT RISK

     Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Substantially all of the Company's accounts receivable result from data and telecommunications hardware sales and related services. Historically, credit losses incurred by the Company have not been significant. The Company's activities are primarily located in the State of Colorado, however, activities are conducted throughout the United States.

     INVENTORY

     Inventory, which consists of finished goods (communications equipment), is stated at average cost. Spares inventory consists of finished parts used in servicing customer maintenance contracts and is depreciated over a five-year period. These amounts are stated at the lower of cost or market and a provision is provided for expected obsolescence.

     EQUIPMENT

     Equipment is stated at cost, and depreciation is calculated on a straight-line basis over the estimated useful lives of these assets generally five to seven years. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the lease term. Expenditures for maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is reflected in operations.

     Equipment consisting of the following at December 31, 1997 (in thousands):


        Telecommunications equipment              $ 2,338
        Office furniture and equipment              2,159
        Transportation equipment                       60
        Leasehold improvements                        482
                                                  -------
                                                    5,039
        Less accumulated depreciation and
        amortization                               (3,024)
                                                  -------
                              Total furniture     $ 2,015
                              and equipment       =======

     REVENUE RECOGNITION

     Most of the Company's contracts are short-term. For contract revenue, the Company utilizes the percentage-of-completion method under which revenues are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, and tools.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Revenue on maintenance contracts is recognized over the term of the agreement. Unearned income represents the current month's advance billings and revenue received in advance for services under contract. These amounts will be recognized as revenue when earned. Commissions paid in advance are expensed over the term of the related noncancelable service agreements.

     INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     OTHER ASSETS

     The excess of the purchase price over the net amount acquired recorded in the acquisition of Interwest is recorded as goodwill. Goodwill is being amortized on a straight-line basis over a period of 20 years.
     Accumulated amortization at December 31, 1997 is approximately $360,000.

     Other assets is comprised primarily of noncompete agreements and purchased customer lists which are being amortized on a straight-line basis over five years. At December 31, 1997, the related accumulated amortization is approximately $292,000.

     The amortization expense for the eleven months ended December 31, 1997 and the year ended January 31, 1997 for the above intangibles was approximately $406,000 and $98,000, respectively.

     USE OF ESTIMATES

     The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's consolidated financial statements are based on a number of significant estimates, including the percentage of completion on projects in progress at year-end which is the basis for the calculation of revenue earned for these projects. The Company's estimates to complete are determined by management for all projects in process at year-end and could

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     change as future information becomes available. Management believes it is reasonably possible that there will be changes to total revenues and expenses on projects in process at year-end through change orders that will affect these projects ultimate profitability.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values for financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. At December 31, 1997, the Company believes the carrying values of its receivables, notes payables and accounts payable approximate their estimated fair values.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable, in accordance with Statement of Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121). This review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. Estimates of expected future cash flows are to represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flow exceeds the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the fair value of the asset. Any impairment provisions recognized are permanent and may not be restored in the future.

     STOCK-BASED COMPENSATION

     In fiscal 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, (SFAS 123). SFAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting a new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting method prescribed by SFAS 123 for employee stock compensation, and is subject only to the disclosure requirements prescribed by SFAS 123. Adoption of SFAS 123 has no effect on the Company's consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     LOSS PER SHARE

     During 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128), which is effective for financial statements issued for periods ending after December 15, 1997. Under SFAS 128, basic loss per share is computed on the basis of weighted-average common shares outstanding. Diluted loss per share considers potential common stock in the calculation, and is the same as basic loss per share for the 11 months ended at December 31, 1997 and the year ended January 31, 1997, as all of the Company's potentially dilutive securities were anti-dilutive during these periods.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1996 financial statements to conform to the 1997 presentations. Such reclassifications has no effect on net income.

(2)  ACQUISITIONS

     In September 1996, the Company acquired the outstanding common stock of Interwest through the issuance of 2,306,541 shares of its common stock, which was valued at approximately $5,480,000. This acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the net liabilities acquired of approximately $2,162,000 is being amortized over a period not to exceed 20 years.

     Additionally, in October 1996, the Company purchased the assets of another entity for 25,000 shares of the Company's common stock and accounted for the acquisition under the purchase method of accounting.

     During 1997, the Company acquired its remaining interest in Interwest Communications Pueblo Corporation for 12,500 shares of common stock, valued at $100,000. Any pro-forma results of operations are immaterial to the consolidated financial statements.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(3)  CONTRACTS IN PROGRESS

     Costs and billings on uncompleted contracts included in the accompanying consolidated financial statements are as follows (in thousands):

        Costs incurred on uncompleted contracts    $5,879
        Estimated earnings                          1,790
                                                   ------
                                                    7,669
        Less:  Billings to date                     7,381
                                                   ------
                                                   $  288
                                                   ======
        Included in the accompanying balance
        sheet accounts under the following
         captions:
          Costs and estimated earnings in excess
           of billings                             $1,825
          Billings in excess of costs and
           estimated earnings                       1,537
                                                   ------
                                                   $  288
                                                   ======

     The Company has entered into various contracts for the installation of wide-area and local-area voice and data networks. Progress billings are made to customers upon contract acceptance and completion of certain milestones. The Company expects to bill and collect all costs and estimated earnings in excess of billings as of December 31, 1997 in 1998.

(4)  GOODWILL

     In the fourth quarter of 1997, the Company recognized a goodwill impairment of $746,000 which is directly associated with discontinued operations (note
     9). The goodwill is related to two of the Company's non-core business segments which the Company's Board of Directors have adopted a plan to sell during 1998.

     In addition, during the fourth quarter of 1997, the Company recognized a goodwill impairment of $259,000, which is recorded in general and administrative expenses. The goodwill relates to a 1996 purchase business combination and was determined to have been impaired because the purchased business was generating recurring operating losses and key employees were transferred to other operating units of the Company.

(5)  NOTES PAYABLE

     In April 1997, the Company renegotiated its credit facility. The new facility consists of a line-of-credit for $5,000,000 with interest at prime plus 1/2% (totaling 9% at December 31, 1997) and a $450,000 facility to support a performance bond which will expire upon the release of the bond. As of December 31, 1997, there was $4,390,000 outstanding under the line-of-credit and there was no balance committed under the performance bond. The line-of-credit is collateralized by accounts receivable and inventory and expires in September 1998, but may be extended for an additional year at sole discretion of the financial institution. As of December 31, 1997, the Company was not in compliance with certain covenants to its credit facility, however, such covenants have been waived as of December 31, 1997 through the expiration of the credit facility. Pursuant to

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     the waiver granted by the Company's lender, the Company and its lender must agree to the terms of an amendment to the credit facility to incorporate monthly cash flow covenants for the periods from May 1998 through August 1998, by April 15, 1998.

     The Company also has various notes payable agreements with various individuals totaling approximately $254,000 at December 31, 1997. In general, these notes are unsecured, however, a few are collateralized by certain equipment and vehicle of the Company. Interest accrues on these notes at between approximately 7% and 14% per annum.

     Future debt maturities as of December 31, 1997 are as follows (in thousands):


        1998           $4,435
        1999              126
        2000               58
        2001               25
                       ------

                       $4,644
                       ======

(6)  COMMITMENTS AND CONTINGENCIES

     The Company leases office space, equipment and vehicles under noncancelable operating leases. Total rental expense for the eleven months ended December 31, 1997 and the year ending January 31, 1997 was $929,945 and $688,000, respectively. The total minimum rental commitments as of December 31, 1997 are as follows (in thousands):

        1998           $  876
        1999              768
        2000              711
        2001              616
        2002              338
        Thereafter
                       ------
                       $3,309
                       ======

     The Company also leases telecommunications circuits under noncancelable leases. The Company subleases these circuits to its customers as part of its normal operations. Minimum commitments under these agreements total approximately $1,275,000 for fiscal 1998, $1,500,000 for fiscal 1999 and 2000, $1,100,000 for fiscal 2001, and only minimal commitments thereafter.

     The Company has an outstanding receivable of $620,000 at December 31, 1997, related to a project for which the Company is a subcontractor. This receivable relates to the cost of delays and inefficiencies, as a result of environmental hazards at the worksite. The Company anticipates recovering substantially all of these costs from the contractor during 1998. The Company is indemnified by Interwest Group under a previous business combination for any losses resulting from this contract.

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(7)  STOCKHOLDERS' EQUITY

     The Company has authorized 100,000,000 shares of preferred stock, which may be issued in series and with such preferences as determined by the Company's Board of Directors. As of December 31, 1997, no preferred stock has been issued.

     During the fiscal year 1996, the Company adopted, and the stockholders approved, an Incentive Stock Plan (Plan), that authorizes the issuance of up to 875,000 shares of common stock. Pursuant to the Plan, the Company may grant "incentive stock options" (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options and stock purchase rights or a combination thereof.

     Incentive stock options may not be granted at an exercise price of less than the fair market value of the common stock on the date of grant (except for holders of more that 10% common stock, whereby the exercise price must be at least 110% of the fair market value at the date of grant for incentive stock options). The term of the options may not exceed ten years.

     During the fiscal year 1996, the Company also adopted the Non Employee Directors' Stock Option Plan (Outside Directors' Plan), which provides for the grant of stock options to non-employee directors of the Company and any subsidiary. An aggregate of 40,000 shares of common stock are reserved for issuance under the Outside Directors' Plan. The exercise price of the options will be the fair market value of the stock on the date of grant. Outside directors are automatically granted options to purchase 10,000 shares initially and an additional 2,000 shares for each subsequent year that they serve. All options granted vest over a 3-year period from the date of the grant.

     The following is a summary of activity under these stock option plans for the eleven months ended December 31, 1997 and the year ended January 31, 1997:


                                        Eleven months ended
                                         December 31, 1997      Year ended January 31, 1997
                                    --------------------------  ---------------------------
                                                   Weighted                     Weighted
                                    Number of      average       Number of       average
                                      shares    exercise price    shares     exercise price
                                    ----------  --------------   ----------  --------------
Outstanding, beginning of period     659,844      $4.18           296,800      $3.44
  Granted                            221,800       5.52           686,344       4.10
  Exchanged                              -           -           (217,900)      3.20
  Exercised                           (8,333)      4.95            (6,500)      3.00
  Forfeitures                        (40,867)      4.53           (98,900)      4.20
                                     -------                     --------

Outstanding, end of period           832,444       4.62           659,844       4.18
                                     =======                     ========

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

(7)  STOCKHOLDERS' EQUITY (CONTINUED)

     The following tables summarize certain information about the Company's stock options at December 31, 1997.


                             Options outstanding
       -------------------------------------------------------------
                                           Weighted         Weighted
         Range of       Number of          average          average
         exercise      outstanding        remaining         exercise
          prices         options       contractual life      price
       ------------    -----------     ----------------     --------
        $3.75-4.13       444,844            8.2 years         $3.88
         4.81-6.25       364,100            9.0                5.27
         7.88-8.88        23,500            9.7                8.36
                       -----------
         3.75-8.88       832,444            8.6                4.62
                       ===========

                             Options exercisable
       -------------------------------------------------------------
                                                            Weighted
         Range of       Number of                           average
         exercise        options                            exercise
          prices       exercisable                           price
       ------------    -----------                          --------
        $3.75-4.13       222,422                              $3.88
         4.81-6.25       140,776                               5.33
         7.88-8.88         5,875                               8.36
                       -----------
         3.75-8.88       369,073                               4.51
                       ===========

     PRO FORMA STOCK BASED COMPENSATION DISCLOSURES

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options and warrants which are granted to employees. Accordingly, no compensation cost was recognized for grants of options during the eleven months ended December 31, 1997 and year ended January 31, 1997 to employees since the exercise prices were not less than the fair value of the Company's common stock on the grant dates. Had compensation cost been determined based on the fair value method described in SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

                                                  Eleven months
                                                      ended        Year ended
                                                  December 31,     January 31,
                                                      1997            1997
                                                  ------------     ----------
        Net loss applicable to common
          shareholders:
            As reported                                $(4,575)        (1,125)
            Pro forma                                   (5,612)        (1,803)

        Net loss per common share - basic and
          diluted:
            As reported                                  (0.88)         (0.33)
            Pro forma                                    (1.08)         (0.53)

     The weighted average fair value of options granted in the eleven months ended December 31, 1997 and the year ended January 31, 1997 on the date of grant was estimated to be $4.05 and $2.98, respectively, using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                  Eleven months
                                                      ended        Year ended
                                                  December 31,     January 31,
                                                      1997            1997
                                                  ------------     ----------
        Expected volatility                             57%             83%
        Risk-free interest rate                          6%              7%
        Expected dividends                               -               -
        Expected terms (in years)                       10               5


(8)  INCOME TAXES

     Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes.

     At December 31, 1997, these differences consist of the following (in thousands):

        Income tax loss carryforward                   $ 2,401
        Allowance on assets                                263
        Deferred revenue                                    53
        Depreciation expense                               258
        Other                                               40
                                                       -------
                                                         3,015
        Less valuation allowance                        (3,015)
                                                       -------
                Net                                    $    -
                                                       =======

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     The Company did not recognize tax benefits in 1997 and 1996 due to increases in the valuation allowance for deferred tax assets in those periods. The valuation allowance for deferred tax assets increased from $952,000 at January 31, 1997 to $3,267,000 at December 31, 1997, due
     primarily to an increase in the Company's net operating loss carryforwards.

     As of December 31, 1997, the Company has income tax loss carryforwards of approximately $6,436,000 which expire in the years 2006 through 2012. The utilization of the majority of these net operating loss carryforwards have been restricted because of ownership changes. These restrictions limit the amount of utilizable net operating loss carryforwards each year.

(9)  EMPLOYEE SAVING PLANS

     The Company provides two separate savings plans to its' employees: (1) the Internet Communications Employee Retirement Savings Plan and Trust, and (2) the Interwest Communications Employee Thrift Retirement Plan.

     The Internet Communications Employee Retirement Savings Plan and Trust permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Internet Communications Corporation employees who have been employed with the Company for six months and are at least 21 years of age. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. There were no Company contributions for the 11 month period ended December 31, 1997 or for the year ended January 31, 1997.

     The Interwest Communications Employee Thrift Retirement Plan permits employees to make contributions by salary reductions pursuant to section 401(k) of the Internal Revenue Code. This plan covers substantially all of the pre-merger Interwest Communications Corporation employees who have been employed with the Company for one year and are at least 21 years of age. Each employees contribution up to a maximum of 10% is matched 50% by the Company. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in
     employer contributions after they complete six years of service.   Company
     contributions charged against income for the 11 month period ended December 31, 1997 and for the year ended January 31, 1997 were $97,689 and $44,675, respectively.

     Effective January 1, 1998, the Company adopted a new 401(k) plan. The new plan will merge the two existing plans together.

(10) DISCONTINUED OPERATIONS

     In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments, consisting of Sound and Cable, as a part of the Company's strategic focus on providing integrated and high-end network systems. The Segments have been accounted for as discontinued operations in accordance with APB 30 for the 11

INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
--------------------------------------------------------------------------------

     months ended December 31, 1997 and year ended January 31, 1997, which among other provisions, requires the plan of disposal to be carried out within one year (the Divestiture Period). Remaining assets and liabilities of Sound and Cable, primarily consist of accounts receivable and accounts payable. Summarized results of Sound and Cable for the last two years are as follows (dollars in thousands):

                                     Sound             Cable
                                --------------    --------------
                                 1997     1996     1997     1996
                                -----    -----    -----    -----
        Loss from operations    $ 476       69      749      122

     The January 31, 1997 consolidated financial statements have been restated to conform with December 31, 1997 presentation.

(11) RELATED PARTY TRANSACTIONS

     The Company has entered into certain transactions in the normal course of business with related parties. As of December 31, 1997, the Company had outstanding related party receivables of $448,000, which are included in trade receivables, and related party payables of $129,000 which are included in accounts payable and accrued expenses.

(12) SUBSEQUENT EVENT

     Subsequent to year end, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

ITEM 8.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
          ---------------------------------------------------------------
          FINANCIAL DISCLOSURE
          --------------------

Hein + Associates LLP served as independent accountant for the Company for the years ended January 31, 1996 and 1997. On September 15, 1997, the Company's Board of Directors on the recommendation of its Audit Committee selected KPMG Peat Marwick LLP to serve as its independent accountant with respect to subsequent periods. The Board of Director's failure to select Hein + Associates LLP as the Company's independent accountants constitutes their being "dismissed" as such term is used in Item 304 of Regulation S-K, under the Securities Act of 1933, as amended.

Hein + Associates LLP's reports on the Company's financial statements for the years ended January 31, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During the years ended January 31 1996 and 1997 or for any subsequent interim period, the Company has not had any disagreement with Hein + Associates LLP on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures which disagreement if not resolved to the satisfaction of Hein + Associates LLP, would have caused Hein + Associates LLP to make reference to the subject matter of the disagreement in connection with its report.

                                   PART III

The information required by Part III, Items 9, 10, 11 and 12 of Form 10-KSB is incorporated herein by reference to Registrant's definitive Proxy Statement to be filed in connection with the Annual Meeting of Shareholders to be held in May 1998.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K
          --------------------------------

(a)  Exhibits:

Exhibit
 No.            Exhibit                      Location

 3.1            Corporate Bylaws             Incorporated by reference to
                                             Exhibit No. 3.1 to the
                                             Registrant's Form S-18
                                             Registration Statement No.
                                             33-24299-D

 3.2            Restated Articles of         Filed Herewith
                Incorporation filed with
                the Colorado Secretary of
                State on January 23, 1998

10.1            Non-Compete Agreement        Incorporated by reference to
                between Thomas C. Galley     Registrant's Form 10-K dated
                and Internet                 January 31, 1992, File No. 0-19578
                Communications Corporation
                dated December 23, 1991

10.2            Non-Compete Agreement        Incorporated by reference to
                between Arnell J. Galley     Registrant's Form 10-K dated
                and Internet                 January 31, 1992, File No. 0-19578
                Communications Corporation
                dated December 23, 1991

10.3            Non-Compete Agreement        Incorporated by reference to
                between Paul W. Greiving     Registrant's Form 10-K dated
                and Internet                 January 31, 1992, File No. 0-19578
                Communications Corporation
                dated December 23, 1991

10.4            Executive Employment         Incorporated by reference to
                Agreement between Thomas     Registrant's Form 10-KSB

                C. Galley and Internet       dated January 31, 1995, File
                Communications Corporation   No. 0-19578
                dated May 1, 1994

10.5            Buy-Sell Agreement between   Incorporated by reference to
                Thomas C. Galley and         Registrant's Form 10-KSB dated
                Internet Communications      January 31, 1995, File No. 0-19578
                Corporation dated May 1
                1994

10.6            Share Exchange Agreement,    Incorporated by reference to
                Stock Registration           Registrant's Form 8-K dated May
                Agreement, and Loan          29, 1996, File No. 0-19578
                Agreement dated May 29,
                1996, between Internet
                Communications Corporation
                and Interwest Group

10.7            1995 Non-employee Director   Incorporated by reference to
                Stock Option Plan, dated     Registrant's definitive proxy,
                September 12, 1996           dated August 12, 1996, File No.
                                             0-19578

10.8            1996 Incentive Stock Plan,   Incorporated by reference to
                dated September 12, 1996     Registrant's definitive proxy,
                                             dated August 12, 1996, File No.
                                             0-19578

10.9            1996 Incentive Stock Plan,   Incorporated by reference to
                dated September 12, 1996     Registrant's definitive proxy
                (as amended September 1996)  dated May 30, 1997

10.10           1995 Non-employee Director   Incorporated by reference to
                Stock Option Plan, dated     Registrant's Form S-8 dated
                September 12, 1996 (as       September 8, 1997
                amended)

10.11           Convertible Promissory       Filed herewith
                Note dated March 20, 1998
                in the amount of $1,600,000

22.1            Subsidiaries of the          Incorporated by reference to
                Registrant                   Exhibit 22.1 to Registrant's
                                             Report on Form 10-K for the year
                                             ended January 31, 1997, File No.
                                             33-24299

23.1            Consent of KPMG Peat
                Marwick LLP                  Filed herewith

27              Financial Data Schedule      Filed herewith

(b)  Reports on Form 8-K:

There were no reports on Form 8-K filed during the quarterly period ending December 31, 1997.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTERNET COMMUNICATIONS CORPORATION
                                    -----------------------------------
                                    (Registrant)

Date:  March 30, 1998               By:  /s/  John M. Couzens
                                         ------------------------------
                                         John M. Couzens, President and
                                         Principal Executive Officer

In accordance the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  March 30, 1998               By:  /s/  John M. Couzens
                                         ------------------------------
                                         John M. Couzens, President and
                                         Principal Executive Officer

Date:  March 30, 1998               By:  /s/  Paul W. Greiving
                                         ------------------------------
                                         Paul W. Greiving, Chief
                                         Financial Officer and Chief
                                         Accounting Officer

Date:  March 30, 1998               By:  /s/  John M. Couzens
                                         ------------------------------
                                         John M. Couzens, Director

Date:  March 30, 1998               By:  /s/  Thomas C. Galley
                                         ------------------------------
                                         Thomas C. Galley, Director

Date:  March 30, 1998               By:  /s/  Craig D. Slater
                                         ------------------------------
                                         Craig D. Slater, Director

Date:  March 30, 1998               By:  /s/  Peter A. Guglielmi
                                         ------------------------------
                                         Peter A. Guglielmi, Director

Date:  March 30, 1998               By:  /s/  William J. Maxwell
                                         ------------------------------
                                         William J. Maxwell, Director

APPENDIX D


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington,  D.C.  20549

            FORM  10-Q.--QUARTERLY REPORT UNDER SECTION 13 OR (15)D
                    OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended MARCH 31, 1998
                               --------------

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________ to _____________

Commission file number 0-19578
                       -------

                      INTERNET COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           COLORADO                                            84-1095516
-------------------------------                            ---------------------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                               identification No.)

7100 E. BELLEVIEW AVENUE, SUITE 201, GREENWOOD VILLAGE, COLORADO      80111
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

                                (303) 770-7600
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.     [X] Yes      [_] No

AT MAY 8, 1998, 5,458,437 SHARES OF COMMON STOCK, NO PAR VALUE, WERE
OUTSTANDING.

Page 1 of 12 pages.


                      INTERNET COMMUNICATIONS CORPORATION

                                     INDEX

                                                                        PAGE
                                                                        ----

                Form 10-Q Cover Page                                     1

                Index Page                                               2

     Part I     Condensed Consolidated Balance Sheets                    3
                March 31, 1998 and December 31, 1997

                Condensed Consolidated Statements of Operations          4
                Three months ended March 31, 1998 and April 30, 1997

                Condensed Consolidated Statements of Cash Flows          5
                Three months ended March 31, 1998 and April 30, 1997

                Notes to Condensed Consolidated Financial Statements     6

                Management's Discussion and Analysis of Financial        7
                Condition and Results of Operations

     Part II    Other Information

                Item 1 - Legal Proceedings                               11

                Item 2 - Changes in Securities and use of Proceeds       11

                Item 3 - Defaults upon Senior Securities                 11

                Item 4 - Submission of Matters to a Vote of              11
                Security Holders

                Item 5 - Other Information                               11

                Item 6 - Exhibits and Reports on Form 8-K                11

                Signature Page                                           12

                                       2


INTERNET COMMUNICATIONS CORPORATION
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, Except Share and Per Share Amounts)


                                                                              March 31,         December 31,
                                                                                1998                1997
                                                                            (Unaudited)
                                                                         ----------------    ----------------

ASSETS

Current Assets:

     Trade receivables, net of allowance for doubtful
      accounts and sales returns                                                 $  6,320               4,907
     Inventory                                                                      3,301               3,255
     Prepaid expenses and other                                                       425                 328
     Costs and estimated earnings in excess of billings                             1,291               1,825
                                                                         ----------------    ----------------
         Total current assets                                                      11,337              10,315

Equipment, net                                                                      1,805               2,015
Goodwill, net                                                                       2,162               2,198
Spares inventory                                                                      472                 507
Net assets of discontinued operations                                               1,394               2,078
Other, net                                                                            908               1,000
                                                                         ----------------    ----------------

         Total assets                                                            $ 18,078              18,113
                                                                         ================    ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Notes payable                                                               $  6,639               4,435
     Accounts payable and accrued expenses                                          6,253               4,706
     Billings in excess of costs and estimated earnings                             1,150               1,537
     Unearned income and deposits                                                     992               1,125
                                                                         ----------------    ----------------
         Total current liabilities                                                 15,034              11,803

Notes Payable and other long term obligations                                         429                 209
Deferred Revenue                                                                      184                 117
                                                                         ----------------    ----------------
         Total liabilities                                                         15,647              12,129

Stockholders equity:
     Common stock, no par value                                                    13,965              13,965
     Stockholders' notes                                                              (31)                (31)
     Accumulated deficit                                                          (11,503)             (7,950)
                                                                         ----------------    ----------------
         Total stockholders' equity                                                 2,431               5,984
                                                                         ----------------    ----------------

         Total liabilities and stockholders' equity                              $ 18,078              18,113
                                                                         ================    ================


See accompanying notes to these condensed financial statements

                                       3


INTERNET COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, Except Share and Per Share Amounts)




                                                                     For the three months ended
                                                                     --------------------------
                                                                   March 31,               April 30,
                                                                     1998                    1997
                                                                  (Unaudited)             (Unaudited)
                                                              ------------------       ---------------

Net sales:
    Equipment                                                         $    3,645                 4,207
    Installation                                                             867                 1,213
    Services                                                               3,722                 3,269
                                                              ------------------       ---------------
       Total sales                                                         8,234                 8,689

Cost of sales                                                             (5,993)               (6,022)
                                                              ------------------       ---------------

       Gross margin                                                        2,241                 2,667
                                                              ------------------       ---------------

Operating expenses:
    Selling                                                                1,710                 1,520
    General and administrative                                             1,911                 1,457
    Restructuring                                                          1,608                    --
    Interest expense, net                                                    122                   143
                                                              ------------------       ---------------

       Total expenses                                                      5,351                 3,120
                                                              ------------------       ---------------

Loss from continuing operations                                           (3,110)                 (453)

Discontinued operations --
    Loss from operations                                                    (206)                 (190)
    Estimated loss on disposal                                              (237)                   --
                                                              ------------------       ---------------
Net loss                                                              $   (3,553)                 (643)
                                                              ==================       ===============

Loss per share basic and diluted:
    Weighted average common shares outstanding                         5,398,000             4,756,000

    Loss from continuing operations                                      $ (0.58)               $(0.10)
    Loss from discontinued operations                                    $ (0.08)               $(0.04)
       Net loss                                                          $ (0.66)               $(0.14)


See accompanying notes to these condensed financial statements

                                       4


INTERNET COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, Except Share and Per Share Amounts)



                                                                                             For the three months ended
                                                                                             --------------------------
                                                                                        March 31,                    April 30,
                                                                                          1998                         1997
                                                                                      (Unaudited)                   (Unaudited)
                                                                                   ----------------              ----------------

Cash flows from operating activities:
   Net loss from continuing operations                                                      $(3,110)                         (453)
   Adjustments to reconcile net loss from continued operations to net cash provided by (used in) operating activities:
        Depreciation and amortization                                                           352                           358
        Allowance for doubtful accounts and sale returns                                         36                            67
        Changes in operating assets and liabilities:
         (Increase) decrease in:
             Receivables- net                                                                (1,449)                        1,254
             Inventory                                                                          (46)                       (1,371)
             Prepaid expenses and other                                                         (23)                          458
             Costs in excess of billings and estimated earnings                                 534                           (97)
         Increase (decrease) in:
             Accounts payable                                                                 1,343                           645
             Unearned income                                                                    (66)                          (10)
             Accrued expenses                                                                   444                           332
             Billings in excess of costs and estimated earnings                                (387)                           --
                                                                                   ----------------              ----------------
         Net cash provided by (used in) operating activities                                 (2,372)                        1,183
         Net cash provided by (used in) operating activities of
          discontinued operations                                                               241                          (630)

Cash flows from investing activities:
   Capital expenditures                                                                         (53)                         (166)
                                                                                   ----------------              ----------------
         Net cash used in investing activities                                                  (53)                         (166)


Cash flows from financing activities:
   Proceeds from sale of common stock                                                            --                         3,000
   Expenses from sale of common stock                                                            --                          (150)
   Repayment of debt                                                                         (2,241)                       (2,958)
   Proceeds from debt                                                                         4,425                            --
                                                                                   ----------------              ----------------
         Net cash provided by (used in) financing activities                                  2,184                          (108)
                                                                                   ----------------              ----------------

Increase (decrease) in cash:                                                                     --                           279
Cash, beginning of period                                                                        --                           643
                                                                                   ----------------              ----------------

Cash, end of period                                                                              --                           922
                                                                                   ================              ================


See accompanying notes to these condensed financial statements.

                                       5


                      INTERNET COMMUNICATIONS CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1998
                                  (Unaudited)

NOTE 1 -- BASIS OF PRESENTATION
          ---------------------

The financial statements included herein have been prepared by Internet Communications Corporation ("Internet" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading; however, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto which are incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997. The financial data for the interim periods may not necessarily be indicative of results to be expected for the year.

CHANGE IN FISCAL YEAR END

The Company elected to change its fiscal year end to December 31 from January 31, effective February 1, 1997. References to the first quarter of 1997 relate to the three month period ended April 30, 1997.

DISCONTINUED OPERATIONS

In March 1998, the Company's Board of Directors adopted a formal plan to sell its non-core business segments ("Segments"). The Segments have been accounted for as discontinued operations in accordance with APB 30. Remaining assets and liabilities of the Segments referred to as Omega Business Communications Services, Inc. ("Omega") and Interwest Cable Network Systems, Inc. ("ICNS"), primarily consist of accounts receivable and accounts payable. The April 30, 1997 consolidated financial statements have been restated to conform with the March 31, 1998 presentation.

                                       6


                      INTERNET COMMUNICATIONS CORPORATION

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE
----------------------------------------------------------------------
SECURITIES LITIGATION REFORM ACT OF 1995
----------------------------------------

This 10-Q contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this 10-Q are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

With regard to the Company, the most important factors include, but are not limited to, the following:

       - Changing technology.
       - Competition.
       - Possible future government regulation.
       - Competition for talented employees.
       - Company's ability to fund future operations.
       - Company's need to refinance debt.

The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying condensed financial statements.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

CAPITAL RESOURCES

In March 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share. Proceeds from the note were used for working capital.

The Company has a borrowing agreement with a lending institution which provides for a $5.0 million credit facility. At March 31, 1998, the Company had borrowed $5,000,000 against the facility. The borrowing agreement expires in September 1998. The Company's intention is to renew the line of credit with the bank, however, there is no assurance that the Company will be successful.

LIQUIDITY

During the first quarter of 1998 the Company experienced a deterioration of its liquidity position. The Company's liquidity problem was due to a significant increase in accounts receivable and an increase in

                                       7


inventory, resulting in the Company extending the time in which it paid its vendors. A number of factors contributed to the above mentioned problems including the Company's high cost structure, the management information system conversion undertaken by the Company in January and inventory procurement issues. The high cost structure of the Company was addressed in March when the Company announced a restructuring which included divesting of non-core businesses and sales channels and re-sizing its operations to concentrate on areas which generate recurring revenue and profits. The conversion of the primary management information system in January created problems in order entry, materials management, contracts management, labor utilization, customer invoicing and receivable collections. The inability to invoice customers on a timely basis added to the Company's liquidity problem. The Company is addressing the above mentioned conversion issues including those related to invoicing and collection. Management expects to have the billing and collections issues solved by the end of the second quarter. The increase in inventory is due in part to a lack of effective policies and procedures for the procurement of materials in one of the purchasing organizations of the Company. Since the restructuring, the separate purchasing organizations have been combined into one department and have adopted consistent policies and procedures for materials procurement so as to avoid this problem in the future.

The liquidity problem was partially alleviated by the $1.6 million cash received from the issuance of a convertible promissory note issued to a related party, as discussed above. The Company believes that as a result of the streamlining of its corporate operations, which include the reduction of corporate overhead and the elimination of the discontinued operations, the Company will generate positive cash flows from its operating activities.

The Company incurred capital expenditures of $53,000 during the quarter ended March 31, 1998. There are no material commitments for capital expenditures and the Company is maintaining tight controls over its capital purchases.

RESULTS OF OPERATIONS:
----------------------

For the quarter ended March 31, 1998, the Company recorded a loss from continuing operations of $3,110,000, which included a restructuring provision of $1,608,000, versus a loss from continuing operations of $453,000 for the quarter ended April 30, 1997. In addition, the Company recorded a loss from discontinued operations of $206,000 and an estimated loss on disposal of the discontinued operations of $237,000. The discontinued operations had a loss of $190,000 for the quarter ended April 30, 1997.

RESTRUCTURING

In March, 1998, the Company announced a restructuring plan aimed principally at tightening the strategic focus on the data communications network service market. Management determined the Company had over-extended resources in the Rocky Mountain region and had evolved into an overly complex organization. Accordingly, the number of departments was reduced and 50 employees were separated from the Company, representing 21% of the Company's workforce (excluding discontinued operations). The personnel reductions were largely in the sales department and the administration department. In addition, during the fourth quarter of the fiscal year ended December 31, 1997, the Company had launched an entirely separate wholesale engineering services business. The closure of this entity was integral to the restructuring.

                                       8


In conjunction with the restructuring, Thomas C. Galley resigned from his position as president and CEO. John M. Couzens replaced Mr. Galley as president and CEO on an interim basis. Mr. Couzens was the president and CEO of Interwest Communications Corporation at the time of the merger with the Company.

These restructuring actions resulted in the Company recognizing an expense for the three months ended March 31, 1998 in the amount of $1,608,000. The restructuring expense is comprised of several items, including: employee severance, reduction in manufacturers' product lines, closure of the wholesale engineering services company, and consolidation of facilities. The restructuring expenses are detailed in the following table:

          DESCRIPTION                                              AMOUNT
          -----------                                              ------

          Employee Severance                                   $  653,000
          Product Line Reduction                                  409,000
          Closure of Wholesale Engineering Company                274,000
          Facilities Consolidation                                229,000
          Other                                                    43,000
                                                               ----------
               TOTAL                                           $1,608,000
                                                               ==========


DISCONTINUED OPERATIONS

Pursuant to a plan adopted in March 1998, the Company executed two separate divestiture agreements on April 30, 1998 for its non-strategic subsidiaries, Omega and ICNS. The Segments have been accounted for as discontinued operations in accordance with APB 30 for the three months ended March 31, 1998 and April 30, 1997. The remaining assets and liabilities of the Segments at March 31, 1998 primarily consisted of accounts receivable and accounts payable.

Summarized results of Omega and ICNS for the quarters ending March 31, 1998 and April 30, 1997 are as follows:

                              OMEGA                            ICNS
                              -----                            ----
                       1998            1997            1998            1997
                       ----            ----            ----            ----

Loss from operations $77,000          20,000         129,000         170,000

In addition, the Company also recorded charges of $237,000 during the quarter ending March 31, 1998 to provide for estimated losses on the discontinuation of Omega and ICNS which includes anticipated operating results to the date of disposal as well as losses expected upon disposition.

The Company executed a Stock Purchase Agreement on April 30, 1998 for the sale of its 80% ownership of the common stock of Omega to Omega's vice president and sole minority shareholder. The consideration for the sale of Company's common stock ownership of Omega was $209,000.

The Company executed an Agreement on April 30, 1998 for the transition of the business activities of its wholly-owned subsidiary, ICNS, to a newly formed corporation ("Newco") owned and operated by the principal managers of ICNS. The Agreement specifies that Newco shall satisfactorily complete the existing ICNS contracts at April 30, 1998, and on June 1, 1998, employ the majority of the remaining ICNS employees. ICNS shall pay Newco incentive compensation for the completion and final customer acceptance of ICNS contracts.

                                       9


CONTINUING OPERATIONS

For the three months ended March 31, 1998, sales decreased by $455,000 or 5%. The decrease in sales, as compared to the first quarter of 1997, is due in part to the completion of a significant fiber infrastructure construction contract in the prior year which was outside the normal scope of the Company's business, representing $512,000 of sales. The increase in services revenue is a result of the Company's strategy to cross-sell services to its customers.

Gross margin for the three months ended March 31, 1998 was 27.2% of sales versus 30.7% for the comparable period in the prior year. The higher margin in 1997 is related to, in part, the contract discussed above. Additionally, during the quarter ended March 31, 1998, the engineering services and operations department increased management positions and incurred higher training expenses compared with the prior year period.

Selling expenses increased by $190,000 or 12.5%, for the three months ended March 31, 1998. Selling expenses as a percentage of revenue were higher in the current period (20.8%) as compared to the same period in the prior year (17.5%). The higher selling expenses are due to an increase in the sales force as of January 1, 1998, which was subsequently eliminated in the restructuring in March.

For the three months ended March 31, 1998, general and administrative costs increased by $454,000 or 31.2% over the prior year. This increase is primarily due to increased payroll, related benefits and training of $206,000, increased allowances for bad debt and inventory obsolescence of $93,000, and expenses related to the settlement of certain disputes of $132,000.

                                       10


                                    PART II


ITEM 1.   LEGAL PROCEEDINGS
          -----------------

   NONE

ITEM 2.   CHANGES IN SECURITIES
          ---------------------

   In March, 1998, the Company received $1.6 million from a related party, in exchange for a convertible promissory note, due March 1999. The note bears interest at 10% and interest payments are due quarterly. If the Company defaults on the promissory note, the remaining principal outstanding may be converted into common stock of the Company at $4.25 per share.

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES
          -------------------------------

   NONE

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
          ---------------------------------------------------

   NONE

ITEM 5.   OTHER INFORMATION
          -----------------

   NONE

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K
          --------------------------------


   10.12    Employment Agreement between John M. Couzens and                       Filed herewith.
            Internet Communications Corporation dated April 28, 1997

   10.13    Employment Agreement between Timothy A. Griffin and                    Filed herewith.
            Internet Communications Corporation dated May 15, 1997.

   10.14    Executive Employment Agreement between Mary Beth Loesch and            Filed herewith.
            Internet Communications Corporation dated January 9, 1998.

                                       11


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             INTERNET COMMUNICATIONS CORPORATION
                                             -----------------------------------
                                                          (Registrant)

Date: May 15, 1998                    By:    /s/   John M. Couzens
                                          --------------------------------------
                                             John M. Couzens, Interim President

Date: May 15, 1998                    By:    /s/   T. Timothy Kershisnik
                                          --------------------------------------
                                             T. Timothy Kershisnik,
                                             Chief Financial Officer

APPENDIX E

                   TITLE 7.  COLORADO BUSINESS CORPORATION ACT
                      ARTICLE 113.  DISSENTERS' RIGHTS
                 PART 1.  RIGHT OF DISSENT - PAYMENT FOR SHARES

                            C.R.S. 7-113-101 (1996)

7-113-101.  Definitions

   For purposes of this article: (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

   (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

   (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

   (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

   (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

   (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

   (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.  Right to dissent

   (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

   (a) Consummation of a plan of merger to which the corporation is a party if:

   (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

   (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

   (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

   (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

   (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

   (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

   (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

   (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

   (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

   (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

   (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

   (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

   (c) Cash in lieu of fractional shares; or

   (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

   (2) (Deleted by amendment, L. 96, p. 1321, 30, effective June 1, 1996.)

   (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

   (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

   (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.  Dissent by nominees and beneficial owners

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

   (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

   (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

   (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201.  Notice of dissenters' rights

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting.
 Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

   (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202.  Notice of intent to demand payment

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

   (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

   (b) Not vote the shares in favor of the proposed corporate action.

   (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

   (3) A shareholder who does not satisfy the requirements of subsection (1) or
(2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203.  Dissenters' notice

   (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

   (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

   (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

   (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

   (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

   (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

   (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

   (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

   (g) Be accompanied by a copy of this article.

7-113-204.  Procedure to demand payment

   (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

   (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

   (b) Deposit the shareholder's certificates for certificated shares.

   (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

   (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

   (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205.  Uncertificated shares

   (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

   (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206.  Payment

   (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

   (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

   (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

   (b) A statement of the corporation's estimate of the fair value of the shares;

   (c) An explanation of how the interest was calculated;

   (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

   (e) A copy of this article.

7-113-207.  Failure to take action

   (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action

   (1) The corporation may, in or withthe dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

   (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209.  Procedure if dissenter is dissatisfied with payment or offer

   (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

   (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

   (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

   (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

   (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301.  Court action

   (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

   (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

   (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

   (5) Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.  Court costs and counsel fees

   (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

   (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

   (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

   (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.